                                                                     EXHIBIT 2.1

================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               DAVOX CORPORATION,

                              AP ACQUISITION CORP.

                                       AND

                                  CELLIT, INC.






                          Dated as of January 10, 2002







================================================================================

                                TABLE OF CONTENTS

ARTICLE I -- THE MERGER ...................................................................   1

SECTION 1.1   The Merger ..................................................................   1
SECTION 1.2   Effective Time ..............................................................   3
SECTION 1.3   Effect of the Merger ........................................................   3
SECTION 1.4   Certificate of Incorporation, By-laws .......................................   3
SECTION 1.5   Directors and Officers ......................................................   3
SECTION 1.6   Merger Consideration ........................................................   4
SECTION 1.7   Exchange of Certificates ....................................................   7
SECTION 1.8   Registration Rights Agreement; Additional Restrictions on Parent Stock ......   9
SECTION 1.9   Stock Transfer Books ........................................................  10
SECTION 1.10  No Further Ownership Rights in Shares .......................................  10
SECTION 1.11  Taking of Necessary Action; Further Action ..................................  10
SECTION 1.12  Stock Options and Other Securities ..........................................  10
SECTION 1.13  Voting Agreement ............................................................  11
SECTION 1.14  Material Adverse Effect .....................................................  11
SECTION 1.15  Knowledge ...................................................................  11
SECTION 1.16  Limitations .................................................................  11

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............................  12

SECTION 2.1   Organization and Qualification; Subsidiaries ................................  12
SECTION 2.2   Articles of Incorporation and By-Laws .......................................  12
SECTION 2.3   Capitalization ..............................................................  12
SECTION 2.4   Authority ...................................................................  14
SECTION 2.5   No Conflict, Required Filings and Consents ..................................  15
SECTION 2.6   Compliance; Permits .........................................................  15
SECTION 2.7   Financial Statements ........................................................  16
SECTION 2.8   Absence of Certain Changes or Events ........................................  16
SECTION 2.9   No Undisclosed Liabilities ..................................................  18
SECTION 2.10  Absence of Litigation .......................................................  19
SECTION 2.11  Employee Benefit Plans ......................................................  19
SECTION 2.12  Employment and Labor Matters ................................................  21
SECTION 2.13  Restrictions on Business Activities .........................................  23
SECTION 2.14  Title to Property; Absence of Liens and Encumberances .......................  23
SECTION 2.15  Taxes and Other Returns and Reports .........................................  24
SECTION 2.16  Environmental Matters .......................................................  27
SECTION 2.17  Intellectual Property .......................................................  28
SECTION 2.18  Affiliate Agreements ........................................................  32
SECTION 2.19  Insurance ...................................................................  33
SECTION 2.20  Accounts Receivable .........................................................  33
SECTION 2.21  Brokers .....................................................................  33
SECTION 2.22  Change in Control Payments ..................................................  33
SECTION 2.23  Software Revenue Recognition and Research and Development Expenses ..........  33
SECTION 2.24  Contracts ...................................................................  34
SECTION 2.25  Significant Customers and Suppliers .........................................  35
SECTION 2.26  Bank Accounts ...............................................................  36
SECTION 2.27  Books and Records ...........................................................  36
SECTION 2.28  Product Warranties; Defects; Liabilities ....................................  36
SECTION 2.29  Full Disclosure .............................................................  37

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ....................  37

SECTION 3.1   Organization and Qualification ..............................................  37

SECTION 3.2   Authority ..............................................................  37
SECTION 3.3   No Conflict, Required Filings and Consents .............................  38
SECTION 3.4   No Prior Activities ....................................................  38
SECTION 3.5   Issuance of Parent Stock ...............................................  39
SECTION 3.6   SEC Filings ............................................................  39

ARTICLE IV -- CONDUCT OF BUSINESS PENDING THE MERGER .................................  39

SECTION 4.1   Conduct of Business by the Company Pending the Merger ..................  39
SECTION 4.2   No Solicitation ........................................................  41

ARTICLE V --  ADDITIONAL AGREEMENTS ..................................................  42

SECTION 5.1   Reserved ...............................................................  42
SECTION 5.2   Stockholder Approval ...................................................  42
SECTION 5.3   Access to Information; Confidentiality .................................  43
SECTION 5.4   Consents; Approvals ....................................................  43
SECTION 5.5   Notification of Certain Matters ........................................  44
SECTION 5.6   Further Action .........................................................  44
SECTION 5.7   Public Announcements ...................................................  44
SECTION 5.8   Securities Laws ........................................................  44
SECTION 5.9   Termination of Agreements ..............................................  44
SECTION 5.10  Tax Items ..............................................................  45

ARTICLE VI -- CONDITIONS TO THE MERGER ...............................................  45

SECTION 6.1   Conditions to Obligation of Each Party to Effect the Merger ............  45
SECTION 6.2   Additional Conditions to Obligations of Parent and Merger Sub ..........  46
SECTION 6.3   Additional Conditions to Obligation of the Company .....................  48

ARTICLE VII -- TERMINATION ...........................................................  49

SECTION 7.1   Termination ............................................................  49
SECTION 7.2   Effect of Termination ..................................................  50
SECTION 7.3   Expenses and Termination Fees ..........................................  51

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION ..........................................  52

SECTION 8.1   Survival ...............................................................  52
SECTION 8.2   Indemnification by Company Stockholders ................................  52
SECTION 8.3   Indemnification by Parent ..............................................  53
SECTION 8.4   Procedures .............................................................  53
SECTION 8.5   Limitation of Indemnification ..........................................  54
SECTION 8.6   No Contribution ........................................................  55
SECTION 8.7   Remedies Available .....................................................  55

ARTICLE IX - GENERAL PROVISIONS ......................................................  55

SECTION 9.1   Notices ................................................................  55
SECTION 9.2   Amendment ..............................................................  56
SECTION 9.3   Extension and Waiver. ..................................................  57
SECTION 9.4   Failure or Indulgence Not Waiver, Remedies Cumulative ..................  57
SECTION 9.5   Severability ...........................................................  57
SECTION 9.6   Entire Agreement .......................................................  57
SECTION 9.7   Assignment .............................................................  57
SECTION 9.8   Parties in Interest ....................................................  57
SECTION 9.9   Counterparts; Facsimile Execution ......................................  58
SECTION 9.10  Governing Law ..........................................................  58
SECTION 9.11  Forum ..................................................................  58
SECTION 9.12  Interpretation .........................................................  58
SECTION 9.13  Rules of Construction ..................................................  58
SECTION 9.14  Specific Performance ...................................................  58

Exhibits
- --------
Exhibit 1.2A         Form of Articles of Merger
Exhibit 1.2B         Form of Plan of Merger
Exhibit 1.2C         Form of Certificate of Merger
Exhibit 1.7(h)       Form of Accredited Investor Representation Letter
Exhibit 1.8(a)       Form of Registration Rights Agreement
Exhibit 1.13         Form of Voting Agreement
Exhibit 6.2(d)       Form of Opinion of Company Counsel
Exhibit 6.2(e)       Form of Escrow Agreement
Exhibit 6.2(m)(i)    Form of Assignment of Developments, Non-Disclosure,
                     Non-Competition and Non-Solicitation Agreement
Exhibit 6.2(m)(ii)   Form of Agreement and Release
Exhibit 6.2(m)(iii)  Form of Agreement and Release and Form of Employment
                     Agreement
Exhibit 6.2(m)(iv)   Form of Agreement and Release and Form of Employment
                     Agreement
Exhibit 6.3(c)       Form of Opinion of Counsel to Parent


Schedules
- ---------

Company Disclosure Schedule
- ---------------------------
Schedule 1.6(d)      Liquidation Percentages
Schedule 1.7(b)      Deferred Common Holder Payments
Schedule 5.9         Agreements to be Terminated
Schedule 6.2(m)(i) Individuals signing Assignment of Developments, Non-Disclosure, Non-Competition and Non-Solicitation Agreements
Schedule 6.2(m)(ii)  Individuals signing the Agreement and Release
Schedule 6.2(m)(iii) Individuals signing the Agreement and Release and the
                     Employment Agreement
Schedule 6.2(m)(iv)  Individual signing the Agreement and Release and the
                     Employment Agreement
Schedule 7.3(a)      Stockholder Expenses

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 10, 2002 (this "Agreement"), among Davox Corporation, a Delaware corporation ("Parent"), AP
 ---------                                                      ------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CellIt, Inc., a Florida corporation (the "Company").
         ----------                                                  -------

                                   WITNESSETH:

     WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the "Merger") in accordance with the
                                           ------
applicable provisions of the Delaware General Corporation Law (the "DGCL") and
                                                                    ----
the Florida Business Corporation Act (the "FBCA") and upon the terms and subject
                                           ----
to the conditions set forth herein, and upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent;

     WHEREAS, The Board of Directors of the Company has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Escrow Agreement (as defined below), the Merger and the other transactions contemplated by this Agreement and the Escrow Agreement and (iii) resolved to recommend to the stockholders of the Company that they adopt and approve this Agreement, the Escrow Agreement, the Merger and the transactions contemplated hereby and thereby;

     WHEREAS, to induce Parent and Merger Sub to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Company and certain stockholders of the Company have entered into certain agreements with Parent and Merger Sub pursuant to which such certain stockholders have undertaken to take certain actions in connection with the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.1 The Merger.
                 ----------

     (a)  Surviving Corporation. At the Effective Time (as defined in Section
          ---------------------
1.2 hereof), and subject to and upon the terms and conditions of this Agreement, the DGCL and the FBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
- -----------

                     Agreement and Plan of Merger - Page 2

     (b)  Closing. Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to Article VII and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, LLP, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").
                                    ------------

     (c)  Escrow. At the Effective Time (as hereinafter defined), Parent shall
          ------
deliver to American Stock Transfer & Trust Company (the "Escrow Agent"), or any
                                                         ------------
successor escrow agent appointed pursuant to the Escrow Agreement attached as
Exhibit 6.2(e) (the "Escrow Agreement") $1,730,000 in cash of the total Merger
- --------------       ----------------
Consideration (as hereinafter defined) to be issued in the Merger pursuant to
Section 1.6 hereof (the "Escrow Account"), such cash to be held and applied in
                         --------------
accordance with the Escrow Agreement (the "Escrow Funds").
                                           ------------

     (d)  Stockholder Representative. All of the stockholders of the Company, by
          --------------------------
virtue of their approval of the Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Lindsay Jones (together with her permitted successors, the "Stockholder Representative"), as
                                              --------------------------
their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him or it under any such agreement, to waive or amend any terms and conditions of any such agreement (other than the amount or the terms of the payment of the Merger Consideration or other amounts payable to the individuals named on Schedule 1.7(b) ("Deferred
                                                     ---------------   --------
Common Holders")), to give and receive notices on their behalf and to be their
- --------------
exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Parent or the Merger Sub may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact; provided that the Stockholder Representative shall not take any action that has or may have a material adverse effect on the Deferred Common Holders that is not proportionate to the effect on all of the Stockholders without the prior written consent of the Deferred Common Holders. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by her or it in connection with his or its obligations under this Agreement (i) with the consent of Stockholders (as hereinafter defined) owning at least 51% in voting power of the outstanding "Shares" (as hereinafter defined) immediately prior to the "Effective Time" (as hereinafter defined), voting together as a single class with each share of "Preferred Stock" (as hereinafter defined) voting on an as-if converted basis or (ii) in the absence of her own gross negligence or willful misconduct. If the Stockholder Representative shall be unable or unwilling to serve in such capacity, her successor shall be named by those Stockholders owning at least 51% in voting power of the outstanding Shares at immediately prior to Effective Time, voting together as a single class with each share of Preferred Stock voting on an as-if converted basis.

                     Agreement and Plan of Merger - Page 3

     SECTION 1.2 Effective Time. As promptly as practicable after the
                 --------------
satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by (i) filing duly executed and delivered Articles of Merger in substantially the form of Exhibit 1.2A (the
                                                          ------------
"Articles of Merger") including the Plan of Merger in substantially the form of
 ------------------
Exhibit 1.2B (the "Plan of Merger;" the Articles of Merger and the Plan of
- ------------       --------------
Merger are sometimes hereinafter collectively referred to as the "Florida Merger
                                                                  --------------
Documents") with the Department of State of the State of Florida in accordance
- ---------
with the relevant provisions of the FBCA, and (ii) filing a duly executed and delivered Certificate of Merger in substantially the form of Exhibit 1.2C (the
                                                             ------------
"Certificate of Merger") with the Secretary of State of the State of Delaware in
 ---------------------
accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Florida Merger Documents and the Certificate of Merger have been filed with the Department of State of the State of Florida and Secretary of State of the State of Delaware respectively, or at such time thereafter as is provided in the Florida Merger Documents and the Certificate of Merger (the "Effective Time").
             --------------

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the
                 --------------------
Merger shall be as provided in this Agreement, the Florida Merger Documents, the Certificate of Merger and applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4 Certificate of Incorporation, By-laws.
                 -------------------------------------

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall read in its entirety as did the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "CellIt, Inc."

     (b) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall read in their entirety as set forth in the By-laws of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "CellIt, Inc."

     SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately
                 ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                     Agreement and Plan of Merger - Page 4

     SECTION 1.6 Merger Consideration.
                 --------------------

     (a) At the Effective Time, each share of the Company's common stock, $0.001 par value per share ("Common Stock"), Series A Preferred Stock, $0.001
                             ------------
par value per share ("Series A Preferred Stock"), and Series B Preferred Stock,
                      ------------------------
$0.001 par value per share ("Series B Preferred Stock;" the Series A Preferred
                             ------------------------
Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "Preferred Stock"), issued and outstanding immediately prior
                    ---------------
to the effectiveness of the Merger (each such share of Common Stock, Series A Preferred Stock and Series B Preferred Stock is referred to herein individually as a "Share" and collectively as the "Shares"), other than Shares held in
      -----                           ------
treasury or which constitute Dissenting Shares (as defined), shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive the Merger Consideration specified in Section 1.6(d) hereof.

     (b) At the Effective Time, each Share held in treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

     (c) Any Shares with respect to which dissenters' rights have been established in accordance with the FBCA (the "Dissenting Shares") shall not be
                                              -----------------
converted into a right to receive the Merger Consideration (as defined) pursuant to this Section 1.6 but, at the Effective Time, shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares in accordance with the applicable provisions of the FBCA; provided, however, that if the status of any such shares as Dissenting
      --------  -------
Shares shall not be perfected, or if any such shares shall lose their status as Dissenting Shares, then, as of the later of the Effective Time or the time of the failure to perfect, or loss of, such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the Merger Consideration. The Company shall give Parent prompt notice of any notice of intent to demand, election to demand or demand received by it for appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent or as required under applicable law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such notice of intent to demand, election to demand or demand for appraisal.

     (d) Pursuant to the terms of the Company's Amended and Restated Articles of Incorporation, to be amended prior to the Effective Time (the "Articles of
                                                                  -----------
Incorporation"), the holders of Series A Preferred Stock and Series B Preferred
- -------------
Stock (the holders of Series A Preferred Stock and Series B Preferred Stock are sometimes hereinafter collectively referred to as the "Preferred Stockholders")
                                                       ----------------------
are entitled to receive the Preferred Merger Consideration (as hereinafter defined) as payment of the liquidation preferences due to the Preferred Stockholders and the holders of Common Stock (sometimes hereinafter collectively referred to as the "Common Stockholders" and collectively with the Preferred
                    -------------------
Stockholders, the "Stockholders") are entitled to receive the Common Merger
                   ------------
Consideration (as hereinafter defined). The Preferred Merger Consideration shall be paid to each Preferred Stockholder in accordance with the percentage appearing opposite such Preferred Stockholder's name on

                     Agreement and Plan of Merger - Page 5

Schedule 1.6(d) (such percentages are collectively referred to as the
- ---------------
"Liquidation Percentages"). The Common Merger Consideration shall be paid to the
 -----------------------
Common Stockholders based on the number of shares of Common Stock held by each such Common Stockholder on the Closing Date. Subject to the terms and conditions specified in this Agreement, each Share issued and outstanding at the Effective Time (excluding any Dissenting Shares) shall automatically be canceled and extinguished, and be converted into the right to receive the following:

          i) with respect to each share of Preferred Stock, a cash amount equal to the Aggregate Closing Date Preferred Cash Consideration multiplied by a Preferred Stockholder's Liquidation Percentage;

          ii) with respect to each share of Preferred Stock, a number of shares of common stock of Parent, $0.10 par value per share (the "Parent
                                                                          ------
               Stock"), equal to the parent Stock for Preferred Stockholders
               -----
               multiplied by a Preferred Stockholder's Liquidation Percentage;
               and

          iii) with respect to each share of Common Stock, a cash amount equal to the product of the number of shares of Common Stock owned by a Common Stockholder multiplied by the Common Merger Consideration.

     The following terms shall have the following meanings:

     "Aggregate Closing Date Cash Consideration" means $10,150,000 plus the
      -----------------------------------------                    ----
Surplus Amount, if any, minus the sum of (A) the Excess Liability Amount, if
                        -----
any, (B) the Stockholder Expenses (as defined in Section 7.3(a) hereof), (C) the Working Capital Deficiency and (D) the Escrow Funds.

     "Aggregate Closing Date Common Cash Consideration" means the Common Merger
      ------------------------------------------------
Consideration minus (A) the Delayed Common Holder Payments and (B) the aggregate
              -----
amount of the Common Escrow Amount.

     "Aggregate Closing Date Preferred Cash Consideration" means the Aggregate
      ---------------------------------------------------
Closing Date Cash Consideration minus (A) the Aggregate Closing Date Common Cash
                                -----
Consideration and (B) the Delayed Common Holder Payments.

     "Common Merger Consideration" means $0.095 per share of Common Stock.
      ---------------------------

     "Common Escrow Amount" means an amount per share of Common Stock which
      --------------------
shall be deposited into the Escrow Account and constitute a portion of the Escrow Funds, which such amount shall be equal to the same percentage of the Preferred Merger Consideration per share of Preferred Stock being deposited into the Escrow Account.

     "Delayed Common Holder Payments" means the Common Merger Consideration
      ------------------------------
payable to Jose Villena, Mario Villena, Alexander Tellez, Eyal Ben-Chanoch and Jeff Stout,

                     Agreement and Plan of Merger - Page 6

collectively, as described in Section 1.7(b) and Schedule 1.7(b), minus the
                                                 ---------------  -----
aggregate Common Escrow Amount attributable to the shares of Common Stock owned by such individuals.

     "Excess Liability Amount" means the aggregate amount, if any, of Ocean Bank
      -----------------------
Debt in excess of the liability Limit calculated as of the Calculation Date.

     "Liability Limit" means $2,000,000.
      ---------------

     "Net Working Capital" shall mean the amount determined as follows: the
      -------------------
Company's accounts receivable net of allowances plus the Company's inventory
                                                ----
(but not including any inventory with respect to Cabletron) net of inventory reserves minus the sum of (A) the Company's accounts payable and accrued
         -----
expenses, (B) the Company's accrued compensation and taxes and (C) the Company's deferred revenue and customer deposits, each as determined on the Calculation Date in accordance with GAAP (as hereinafter defined), applied on a consistent basis with past practices.

     "Ocean Bank Debt" means a dollar amount equal to the aggregate amount of
      ---------------
indebtedness and all other liabilities of the Company to Ocean Bank calculated as of the second business day prior to the Closing Date (the "Calculation
                                                              -----------
Date").
- ----

     "Parent Stock for Preferred Stockholders" means a number of shares of
      ---------------------------------------
Parent Stock equal to $5,000,000 divided by the Parent Stock Price.

     "Parent Stock Price" means the average, rounded to the nearest
      ------------------
one-thousandth of a dollar ($.001), of the daily closing bid and closing ask prices of Parent Stock as reported on the NASDAQ National Market for the thirty
(30) consecutive full trading days during the period ending on and including the tenth trading day prior to the date of this Agreement. The parties acknowledge that such average stock price is equal to $9.185.

     "Preferred Merger Consideration" means the Merger Consideration (as
      ------------------------------
hereinafter defined) minus the Common Merger Consideration.
                     -----

     "Surplus Amount" means: (i) if Ocean Bank Debt is equal to or in excess of
      --------------
the Liability Limit, an amount equal to $0; or (ii) if Ocean Bank Debt is equal to or in excess of $0 but less than the Liability Limit, an amount equal to the product of (y) 50% (.50) multiplied by (z) the Liability Limit less the Ocean Bank Debt (i.e., 0.50 * (Liability Limit less Ocean Bank Debt)); provided,
                                                                 --------
however, that in no event shall the Surplus Amount exceed in the aggregate
- -------
$1,000,000 for purposes of adjusting upward the Aggregate Closing Date Cash Consideration.

     "Working Capital Deficiency" shall mean $-339,000 minus Net Working
      --------------------------
Capital, provided, however, that if such amount is less than $100,000, then the
         --------  -------
Working Capital Deficiency shall be $0.

     (e) Notwithstanding any other provision of this Agreement, neither certificates nor scrip for a fractional share of Parent Stock shall be issued to any Preferred Stockholder in the Merger, and any such holder shall not be entitled to any voting or other rights of a holder of

                     Agreement and Plan of Merger - Page 7

shares or a fractional share interest. Each Preferred Stockholder who otherwise would have been entitled to receive a fraction of a share of Parent Stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such holder's fractional interest by the Parent Stock Price. All amounts of cash in respect of fractional interests which have not been claimed at the end of two years from the Effective Time by surrender of certificates for shares of Parent Stock shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     SECTION 1.7 Exchange of Certificates.
                 ------------------------

     (a) Promptly following the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent, which may in the Parent's sole discretion be American Stock Transfer & Trust Company (the "Exchange Agent"), in trust for the benefit
                                     --------------
of the holders of the Shares (other than Dissenting Shares), for exchange or payment in accordance with this Section 1.7, through the Exchange Agent: (i) certificates evidencing the shares of Parent Stock issuable pursuant to Section
1.6 and Section 1.7(h) in exchange for outstanding shares of Preferred Stock plus cash in an amount sufficient for payment in lieu of fractional shares as provided in Section 1.6 and (ii) immediately available funds in an amount necessary for the payment of the Aggregate Closing Date Cash consideration. The parties acknowledge and agree that all Escrow Funds shall be placed in an interest-bearing account and all other funds described in Section 1.7(a)(ii) shall be placed in a non-interest bearing account.

     (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (as of the record date designated by Board of Directors of the Company) which immediately prior to the Effective Time evidenced the outstanding Shares (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which
                              ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), (ii) in the case of Preferred Stockholders, instructions to effect the surrender of the Certificates in exchange for (A) the certificates evidencing Parent Stock and, in lieu of any fractional shares thereof, cash and (B) the portion of the Aggregate Closing Date Preferred Cash Consideration to which each such holder is entitled pursuant to Section 1.6 and
(iii) in the case of Common Stockholders, instructions to effect the surrender of the Certificates in exchange for the portion of the Aggregate Closing Date Common Cash Consideration to which each such holder is entitled pursuant to
Section 1.6. As specified in Section 1.7(h) hereof, Parent Stock shall not be delivered to any holder of a Certificate that has not delivered the representation letter required by Section 1.7(h) on or prior to the Closing Date. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the Exchange Agent shall (A) deliver to the holder of such Certificate in exchange therefor an amount equal to the portion of the Aggregate Closing Date Cash Consideration to which such holder is entitled pursuant to Section 1.6 (provided, however, that with respect to the Delayed Common Holder Payments, such amounts shall be made in accordance with the payment terms set forth on
Schedule 1.7(b)), (B) in the case of Preferred Stockholders only and subject to
- ----------------
Section 1.7(h), issue in the name of

                     Agreement and Plan of Merger - Page 8


the holder of such Certificate in exchange therefor certificates evidencing that number of whole shares of Parent Stock which such holder has the right to receive in accordance with Section 1.6 in respect of shares of Preferred Stock formerly evidenced by such Certificate and (C) in the case of Preferred Stockholders only, cash in lieu of fractional shares to which such holder is entitled pursuant to Section 1.6, each to be delivered by the Exchange Agent to the holders of such Certificate (the cash described in clause (A), the Parent Stock described in clause (B) and the cash described in clause (C) are collectively referred to as the "Merger Consideration"), and the Certificate so
                                 --------------------
surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company immediately prior to the Effective Time, cash may be issued and paid in accordance with this Section 1.7 to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7 and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the portion of the Merger Consideration described in Sections 1.6 and 1.7.

         (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock.

         (d) If any certificate for Parent Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent, or any agent designated by it that such tax has been paid or is not payable.

         (e) Parent, Merger Sub and the Company shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any Stockholder, such amounts as Parent, Merger Sub or the Company determines necessary to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any
                                                                  ----
provision of state, local or foreign "Tax" (as hereinafter defined) law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Stockholder in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment to a Stockholder exceeds the cash portion of the Merger Consideration, if any, otherwise payable to such Stockholder, Parent, Merger Sub and the Company are hereby authorized to sell or otherwise dispose of at fair

                      Agreement and Plan of Merger - Page 9

market value such portion of the Merger Consideration as is necessary to provide sufficient funds to Parent, Merger Sub or the Company, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

     (f)  The Parent Stock issuable pursuant to Section 1.6 hereof:

          (i) shall not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state
                          --------------
of the United States;

          (ii) shall be issued in a transaction not involving any public offering within the meaning of the Securities Act, and, accordingly, shall be "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"), and therefore may not be offered or sold, directly or indirectly,
  --------
without registration under the Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements and applicable state securities laws; and

          (iii) shall not be sold, pledged or otherwise transferred except (a) in another transaction otherwise exempt from registration under the Securities Act in compliance with Rule 144 and in compliance with any applicable state securities laws of the United States or (b) pursuant to another applicable exemption from such registration requirements and applicable state securities laws.

     (g) Each certificate representing Parent Stock shall bear a legend substantially in the following form:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE 1933 ACT AND ALL SUCH APPLICABLE LAWS OR EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     (h)  Parent shall not be required to deliver any Parent Stock pursuant to
Section 1.6 hereof, unless Parent or the Exchange Agent shall have received an accredited investor representation letter from such person in the form of
Exhibit 1.7(h) hereto (the "Accredited Investor Representation Letter") on or
- --------------              -----------------------------------------
prior to the Closing Date.

     SECTION 1.8  Registration Rights Agreement; Additional Restrictions on
                  ---------------------------------------------------------
Parent Stock.
- ------------

     (a) On or before the Closing Date, Parent and the Preferred Stockholders shall enter into the Registration Rights Agreement substantially in the form of
Exhibit 1.8(a) hereto (the "Registration Rights Agreement"). The Registration
- --------------              -----------------------------
Rights Agreement shall provide, among other things, that Parent shall be required to file up to two (2) registration statements on Form S-3 with the Securities and Exchange Commission to enable the resale of the Parent Stock by the

                     Agreement and Plan of Merger - Page 10

Preferred Stockholders from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions.

     (b) In addition to the restrictions on the Parent Stock set forth in
Section 1.7 hereof, each Preferred Stockholder, by executing and delivering the Registration Rights Agreement, shall agree that, without the prior written consent of Parent, such Preferred Stockholder shall not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Parent Stock received by such Preferred Stockholder. The foregoing transfer restrictions shall be released as follows: (i) 25% of the Parent Stock received by each Preferred Stockholder on the Closing Date shall be free of such restrictions on the six month anniversary of the Closing Date; (ii) an additional 25% of the Parent Stock received by each Preferred Stockholder on the Closing Date shall be free of such restrictions on the one year anniversary of the Closing Date (iii) an additional 25% of the Parent Stock received by each Preferred Stockholder on the Closing Date shall be free of such restrictions on the eighteen (18) month anniversary of the Closing Date; and (iv) the remaining 25% of the Parent Stock received by each Preferred Stockholder on the Closing Date shall be free of such restrictions on the two year anniversary of the Closing Date.

     SECTION 1.9  Stock Transfer Books. At the Effective Time, the stock
                  --------------------
transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

     SECTION 1.10 No Further Ownership Rights in Shares. The Merger
                  -------------------------------------
Consideration delivered upon the surrender for exchange of the Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.11 Taking of Necessary Action; Further Action. Each of Parent,
                  ------------------------------------------
Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.12 Stock Options and other Securities. Prior to the Closing
                  ----------------------------------
Date, the Company shall obtain all necessary consents or releases (i) from holders of options to purchase capital stock of the Company (the "Company
                                                                  -------
Options") as may be necessary to terminate all outstanding Company Options and
- -------
(ii) from holders of any outstanding warrants or any other securities which allow such holders to subscribe for or purchase capital stock of the Company as may be necessary to terminate all such outstanding warrants and other securities.

                     Agreement and Plan of Merger - Page 11

         SECTION 1.13 Voting Agreement. Upon execution of this Agreement, the
                      ----------------
Company shall deliver to Parent a copy of the Voting Agreement in the form of
Exhibit 1.13 hereto (the "Voting Agreement") duly executed and delivered by
                          ----------------
certain Stockholders.

         SECTION 1.14 Material Adverse Effect. When used in connection with the
                      -----------------------
Company or Parent or any of their respective subsidiaries, the term "Material
                                                                     --------
Adverse Effect" means any event, change, effect or circumstance that,
- --------------
individually or when taken together with all other such events, changes, effects or circumstances, other than economic conditions and events generally affecting the Company's or the Parent's industry which do not disproportionately affect the Company or Parent respectively, that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) has a material adverse effect on the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company and the subsidiaries of the Company taken as a whole or the Parent and the subsidiaries of Parent taken as a whole, as the case may be, or (b) is or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby.

         SECTION 1.15 Knowledge. The terms "knowledge" and "known" when not
                      ---------             ---------       -----
capitalized shall be construed, except as specifically otherwise provided, to qualify the matter referred to as being to the actual knowledge after reasonable inquiry of the executive officers, of the party making the statement or representation. The executive officers of the Company are Alex Tellez, Jose Villena, Mario Villena, Eyal Ben-Chanoch and Michael W. Wallace. The executive officers of Parent are James D. Foy and Michael J. Provenzano III.

         SECTION 1.16 Limitations. Notwithstanding anything to the contrary set
                      -----------
forth in this Agreement, Parent shall not be required or otherwise obligated to issue any shares of Parent Stock to a Preferred Stockholder which has not for any reason executed and delivered an Accredited Investor Representation Letter to Parent. The amount and nature of the Merger Consideration otherwise payable to any such Preferred Stockholder shall be determined in accordance with the terms and conditions of that certain agreement dated as of the date hereof by and among Parent and the Stockholders which are signatories thereto. In addition and notwithstanding anything to the contrary set forth in this Agreement, if the parties agree to deposit $1,000,000 (the "Conditional Escrow Amount") in escrow
                                          -------------------------
to satisfy certain post-closing obligations (which obligations shall be set forth in a separate side letter agreement), then the Conditional Escrow Amount shall be distributed in accordance with the terms of such side letter agreement.

                     Agreement and Plan of Merger - Page 12


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II (the "Company Disclosure Schedule"):
                                               ---------------------------

         SECTION 2.1 Organization and Qualification; Subsidiaries. Each of the
                     --------------------------------------------
Company and each of the subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to have a Material Adverse Effect. Each of the Company and each subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction listed on Section 2.1 of the Company Disclosure Schedule,
                            ----------------------------------------------
which includes each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. Except as indicated on Section 2.1 of the
                                                          ------------------
Company Disclosure Schedule, the Company has no subsidiaries and does not
- ---------------------------
directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. The Company owns all of the issued and outstanding securities of each entity listed on Section 2.1 of the
                                                           ------------------
Company Disclosure Schedule.
- ---------------------------

         SECTION 2.2 Articles of Incorporation and By-laws. The Company has
                     -------------------------------------
heretofore furnished to Parent a complete and correct copy of the Company's Articles of Incorporation and By-laws and each of its subsidiaries' charter and By-laws, as amended to date. The Company's Articles of Incorporation and By-laws and each subsidiary's charter and By-laws are in full force and effect. The Company and each subsidiary of the Company is not in violation of any of the provisions of its Articles of Incorporation, charter and By-laws, as the case may be.

         SECTION 2.3 Capitalization.
                     --------------

         (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 17,873,893 shares are issued and outstanding, and (ii) 25,000,000 shares of "Preferred Stock," of which (x) 8,632,478 shares have been designated Series A Preferred Stock, of which 8,632,478 shares are issued and outstanding, and (y) 8,658,380 shares have been designated Series B Preferred Stock, of which 8,616,723 shares are issued and outstanding. No shares of Company Common Stock or Preferred Stock are held in the Company's treasury. The Common Stock and Preferred Stock is held of record by the Persons

                     Agreement and Plan of Merger - Page 13

with the addresses of record and in the amounts set forth on Section 2.3(a) of
                                                             -----------------
the Company Disclosure Schedule. Section 2.3(a) of the Company Disclosure
- -------------------------------  ----------------------------------------
Schedule also indicates for each Stockholder whether any shares of Common Stock
- --------
or Preferred Stock held by such Stockholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. Except as set forth on Section 2.3(a) of the Company Disclosure Schedule, all outstanding
         -------------------------------------------------
shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Articles of Incorporation of the Company. All issued and outstanding shares of Common Stock and Preferred Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws. There are no shares of capital stock of the Company other than as set forth on Section 2.3(a) of the Company Disclosure Schedule.
                -------------------------------------------------

     (b) The Company has reserved 5,200,000 shares of Common Stock for issuance to employees and consultants under the Company's stock option plans (the "Company Stock Plans"), of which (i) 683,260 shares of Common Stock are subject
 -------------------
to outstanding, unexercised options, (ii) none of the shares are subject to outstanding unexercised Purchase Rights (as defined below) and (iii) 1,241,357 shares of Common Stock remain available for future grant. Section 2.3(b) of the
                                                          ---------------------
Company Disclosure Schedule sets forth the name of the holder of each option
- ---------------------------
granted under the Company Stock Plans, the domicile address of such holder, an indication of whether such holder is an employee of the Company as of the date hereof, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement. Except as otherwise set forth on Section 2.3(b)
                                                                 --------------
of the Company Disclosure Schedule, there are no options, warrants, calls,
- ----------------------------------
rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to (i) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Common Stock or Preferred Stock or (ii) grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, exchangeable or convertible securities, commitment or agreement (collectively, "Purchase Rights"). All issued and outstanding options to
                ---------------
purchase Common Stock and Preferred Stock have been offered, issued and delivered in compliance with applicable federal and state securities laws. All outstanding Purchase Rights and options to purchase shares of Common Stock and/or Preferred Stock shall have been cancelled and/or terminated before the Closing Date in accordance with their respective terms.

     (c) All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares

                     Agreement and Plan of Merger - Page 14


are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.4 Authority. The Company has all requisite corporate power and
                 ---------
authority to execute and deliver this Agreement and each agreement required to be delivered hereunder to which it is a party (the "Transaction Documents") and
                                                    ---------------------
to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject only to the requisite approval of the Merger and the terms of this Agreement by the Stockholders. The only vote required of the Stockholders is to duly approve the Merger and the terms of this Agreement by the affirmative vote by written consent or at a meeting duly called and held for such purpose of such number of shares as would constitute as of the record date for such meeting (a) a majority of the outstanding shares of Common Stock, (b) a majority of the outstanding shares of Series A Preferred Stock, (c) a majority of the outstanding shares of Series B Preferred Stock, (d) a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote, which is one share of Common Stock for each share of Preferred Stock. No vote or other action is required to be taken by or on behalf of any subsidiary of the Company to duly approve the Merger or the terms of this Agreement. The execution and delivery of this Agreement and the Transaction Documents and, subject only to the approval of the Merger and this Agreement by the Stockholders, the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors, by unanimous written consent or at a meeting duly called and held, has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders, (ii) approved this Agreement, the Merger, the Transaction Documents and the other transactions contemplated by this Agreement and the Transaction Documents and (iii) resolved to recommend to the Stockholders of the Company that they adopt and approve this Agreement, the Merger, certain of the Transaction Documents and all the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the Merger Sub, constitutes, and each of the Transaction Documents, when duly executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except that the enforcement hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Company has complied with, or has taken all actions necessary to render inapplicable, any state takeover statute or similar statute or regulation applicable to the Merger, this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

     SECTION 2.5  No Conflict, Required Filings and Consents.
                  ------------------------------------------

                     Agreement and Plan of Merger - Page 15


     (a) The execution and delivery of this Agreement and the Transaction Documents by the Company does not, and the performance of this Agreement and the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company or the charter or By-laws of any of its subsidiaries, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or
                ----
by which their properties are bound or affected, or (iii) except as indicated on
Section 2.5(a) of the Company Disclosure Schedule, conflict with, or result in
- -------------------------------------------------
any violation or breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of (any such event, a "Conflict"), or
                                                               --------
result in the creation of a security interest, lien, claim, pledge, agreement, charge or any other encumbrance (collectively, "Liens") on any of the properties
                                                -----
or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties are bound or affected.

     (b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger a Conflict), is
  -------------------
required by or with respect to the Company or any subsidiary of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Florida Merger Documents with the Department of State of the State of Florida, (ii) the filing of the Certificateof Merger with the Secretary of State of the State of Delaware, and
(iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Section 2.5(b) of the Company Disclosure
                                     ----------------------------------------
Schedule.
- --------

     SECTION 2.6 Compliance; Permits.
                 -------------------

     (a) The Company and each subsidiary of the Company is not in conflict with, or in default or violation of, (i) any Law, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or its properties is bound or affected or
(iii) any judgment, order or injunction, except in each case described in subsection (i), (ii) and (iii) where such conflict, default or violation could not reasonably be expected to have a Material Adverse Effect.

     (b) Section 2.6(b) of the Company Disclosure Schedule accurately lists each
         -------------------------------------------------
material consent, license, permit, grant or other authorization issued to the Company or any subsidiary of the Company by a Governmental Entity (i) pursuant to which the Company or any subsidiary of the Company currently operates or holds any interest in any of its respective properties or (ii) which is required for the operation of its respective business or the holding of any such

                     Agreement and Plan of Merger - Page 16

interest (herein collectively called "Company Permits"). The Company Permits are
                                      ---------------
in full force and effect and constitute all Company Permits required to permit the Company and its subsidiaries to operate or conduct their businesses or hold any interest in their respective properties or assets except for Company Permits the absence or invalidity of which has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

     SECTION 2.7  Financial Statements. The Company has previously delivered to
                  --------------------
Parent the audited balance sheets of the Company as of December 31, 1999 and December 31, 2000 and the related audited statements of operations and cash flows for each of the years ended December 31, 1999 and December 31, 2000, all audited by Arthur Andersen LLP, the Company's independent public accountants (the "Audited Financial Statements"). The Audited Financial Statements present
      ----------------------------
fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the
                        ----
periods then ended. The Company has also previously delivered to Parent the unaudited statement of operations of the Company and its subsidiaries for the eleven months ended November 30, 2001 and the unaudited balance sheet of the Company and its subsidiaries as of November 30, 2001 (the "Balance Sheet Date")
                                                           ------------------
(collectively, the "Unaudited Financial Statements;" and together with the
                    ------------------------------
Audited Financial Statements, collectively the "Financial Statements"). The
                                                --------------------
balance sheet included in the Unaudited Financial Statements (including any related notes) (the "Company Balance Sheet") presents fairly, in all material
                     ---------------------
respects, the financial position of the Company as of the Balance Sheet Date and the statement of operations included in the Unaudited Financial Statements (including any related notes) presents fairly the results of operations of the Company for the eleven months ended November 30, 2001, in each case in accordance with GAAP, consistently applied, except as otherwise stated therein (or in any related notes) and except for the lack of footnotes and subject to normal audit adjustments which are not material in amount.

     SECTION 2.8  Absence of Certain Changes or Events. Except as set forth
                  ------------------------------------
in Section 2.8 of the Company Disclosure Schedule, since the Balance Sheet Date
   ----------------------------------------------
through and including the date hereof there has not been, occurred or arisen any:

     (a) transaction or action or failure to act by the Company or any subsidiary except in the ordinary course of business as conducted on the Balance Sheet Date and consistent with past practices;

     (b) amendments or changes to the Articles of Incorporation or By-laws (or other comparable document) of the Company or any subsidiary;

     (c) capital expenditure or capital commitment by the Company or any subsidiary of $10,000 in any individual case or $25,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

     (d) destruction of, significant damage to or loss of any material assets, business, customer, supplier, distribution partner or alliance partner of the Company or any subsidiary (whether or not covered by insurance);

                     Agreement and Plan of Merger - Page 17

         (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, or employment and/or labor dispute or grievance relating to any employment, labor, safety or discrimination matter involving the Company or any subsidiary, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

         (f) change in "Tax" (as hereinafter defined) or financial accounting methods or practices (including any change in depreciation or amortization policies or rates) or any making of a Tax election or change of any existing election by the Company or any subsidiary;

         (g) revaluation by the Company or any subsidiary of any of its respective assets;

         (h) declaration, setting aside or payment of a dividend or other distribution with respect to any capital stock of the Company or any subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or any subsidiary of any capital stock of the Company or subsidiary;

         (i) increase or decrease in the salary or other compensation payable or to become payable by the Company or any subsidiary to any of its respective officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to stock options to purchase Common Stock held by such individuals) other than salary increases in connection with annual salary reviews consistent with past practices and in no event in excess of ten percent per individual, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or any subsidiary, of a bonus or other additional salary or compensation to any such Person;

         (j) agreement, contract, covenant, instrument, lease, sub-lease, license or commitment to which the Company or any subsidiary is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any subsidiary is a party or by which it or any of its assets is bound except in the ordinary course of business and consistent with past practices;

         (k) sale, lease, license or other disposition of any of the assets or properties of the Company or any subsidiary, or creation of any lien or security interest in such assets or properties, except in the ordinary course of business and consistent with past practices;

         (l) loan by the Company or any subsidiary to any Person, incurring by the Company or any subsidiary of any indebtedness, guaranteeing by the Company or any subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses or extensions of trade credit to customers in the ordinary course of business on customary terms and consistent with past practices;

                     Agreement and Plan of Merger - Page 18

         (m) waiver or release of any right or claim of the Company or any subsidiary, including any write-off or other compromise of any account receivable of the Company or any subsidiary except in the ordinary course of business and consistent with past practices;

         (n) commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or any subsidiary or its respective affairs;

         (o) (i) sale by the Company or any subsidiary of the Company of any "Company Intellectual Property" (as defined in Section 2.17 below) or the entering into of any license agreement (other than customer agreements or end-user license agreements entered into by the Company or any subsidiary in the ordinary course of business consistent with past practices), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any Person or with respect to the "Intellectual Property" (as defined in Section 2.17 below) of any Person, (ii) purchase or other acquisition of any Intellectual Property (other than Commercial Software Rights (as defined in Section 2.17 below)) or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property (other than Commercial Software Rights) of any Person or (iii) change in pricing or royalties set or charged by the Company or any subsidiary to its respective customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company or any subsidiary;

         (p)  except as set forth on Section 2.3(b) of the Company Disclosure
                                     ----------------------------------------
Schedule, issuance or sale by the Company or any subsidiary of any capital stock
- --------
of the Company, capital stock of any subsidiary or Purchase Rights or any amendment of any existing equity arrangement;

         (q)  forgiveness of any outstanding indebtedness;

         (r) event, occurrence, change, effect or condition of any character that has had or could be reasonably expected to have a Material Adverse Effect on the Company; or

         (s) agreement by the Company or any subsidiary or any officer or, to the Company's knowledge, employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         SECTION 2.9  No Undisclosed Liabilities. Except as set forth in Section
                      --------------------------                         -------
2.9 of the Company Disclosure Schedule, neither the Company nor any subsidiary
- --------------------------------------
has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been fully disclosed, reflected or reserved against in the Company Balance Sheet or the Company Audited Financial Statements or (ii) has not arisen in the ordinary course of the Company's business consistent with past practices since the Balance Sheet Date, in each case which has had or could be reasonably expected to have a Material Adverse Effect on the Company.

                     Agreement and Plan of Merger - Page 19

         SECTION 2.10  Absence of Litigation. Except as disclosed in Section
                       ---------------------                         -------
2.10 of the Company Disclosure Schedule, there are no claims, actions, suits or
- ---------------------------------------
proceedings pending against (or any basis therefor), and to the knowledge of the Company (but without reasonable inquiry with respect to directors and officers), threatened against the Company or any of its subsidiaries, directors or officers or any properties or rights of the Company or its subsidiaries, or any events of which the Company is aware which may give rise to any such claims, actions, suits, proceedings or investigations, before any federal, foreign, state or provincial court, arbitrator or Governmental Entity. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor) involving the prior employment or engagement of any of the Company's officers or employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other person.

         SECTION 2.11  Employee Benefit Plans.
                       ----------------------

         (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)   "Benefit Arrangement" means an employment, severance or
                     -------------------
similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or any co-employment agreement that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any Employee of the Company;

              (ii)  "COBRA" shall mean the Consolidated Omnibus Budget
                     -----
Reconciliation Act of 1985, as amended;

              (iii) "DOL" shall mean the United States Department of Labor;
                     ---

              (iv)  "Employee" shall mean any current, former, or retired
                     --------
employee, officer, or director of the Company or any ERISA Affiliate;

              (v)   "Employee Plan" shall refer to each "employee benefit plan",
                     -------------
within the meaning of Section 3(3) of ERISA that (a) is subject to any provision of ERISA and (b) is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee;

              (vi)  "ERISA" shall mean the Employee Retirement Income Security
                     -----
Act of 1974, as amended;

                     Agreement and Plan of Merger - Page 20

              (vii)  "ERISA Affiliate" shall mean any Person under common
                      ---------------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

              (viii) "IRS" shall mean the Internal Revenue Service;
                      ---

              (ix)   "Multiemployer Plan" shall mean any "Pension Plan" (as
                      ------------------                  ------------
defined below) that is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

              (x)    "Pension Plan" shall refer to each Employee Plan which is
                      ------------
an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

         (b)  Section 2.11(b) of the Company Disclosure Schedule contains an
              --------------------------------------------------
accurate and complete list of each Employee Plan and each Benefit Arrangement. Neither the Company nor any ERISA Affiliate has any stated plan or commitment to establish or enter into any new Employee Plan or Benefit Arrangement, to modify any Employee Plan or Benefit Arrangement (except to the extent required by law, nor any intention or commitment to do any of the foregoing.

         (c) The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Employee Plan and each Benefit Arrangement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or Benefit Arrangement; (iv) if the Employee Plan or Benefit Arrangement is funded, the most recent annual and periodic accounting of plan assets; (v) the most recent summary plan description together with any applicable summary of material modifications, if any with respect to each Employee Plan; (vi) all IRS determinations, opinions, notifications and advisory letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Employee Plan or Benefit Arrangement; (vii) all material written agreements and contracts relating to each Employee Plan or its related trust, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all material communications relating to any Employee Plan or Benefit Arrangement and any proposed employee benefit plans; (ix) a copy of the most recent COBRA forms and related notices;
(x) all policies pertaining to fiduciary liability insurance covering the fiduciaries of each Employee Plan; (xi) 401(k) non-discrimination tests, if any, for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses, if any, prepared in connection with each Employee Plan.

         (d)  Except as set forth on Section 2.11(d) of the Company Disclosure
                                     -----------------------------------------
Schedule, (i) each Employee Plan and Benefit Arrangement has been established
- --------
and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date and has received a favorable

                     Agreement and Plan of Merger - Page 21

determination or opinion letter from the IRS with respect to its qualified status under the Code; (iii) no non-exempt "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against or involving any Employee Plan or Benefit Arrangement; and (v) each Employee Plan and Benefit Arrangement (excluding individual employment agreements) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Employee Plan or Benefit Arrangement; and (vii) neither the Company nor any ERISA Affiliate is subject to any material penalty or tax with respect to any Employee Plan or Benefit Arrangement.

     (e) The Company and each ERISA Affiliate does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f) At no time has the Company or any ERISA Affiliate maintained or contributed to any Multiemployer Plan.

     (g) No Employee Plan or Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee that such Employee would be provided with such benefits.

     (h) No tax under Section 4980B or Section 4980D of the Code has been incurred with respect to any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (i) No Employee will become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     SECTION 2.12 Employment and Labor Matters.
                  ----------------------------

     (a) Section 2.12(a) of the Company Disclosure Schedule sets forth a true
         --------------------------------------------------
and complete list of the names, titles, annual salaries, fees and other compensation (including bonus amounts, if any) of all directors, employees and consultants of the Company and each subsidiary. The Company and each subsidiary
(i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for

                     Agreement and Plan of Merger - Page 22


failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to the Company's knowledge, threatened claims or actions against the Company or any subsidiary under any workers compensation policy or long-term disability policy. Each Person who is acting or has acted on or before the Closing Date as a consultant or service provider to the Company or any subsidiary is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company or any subsidiary. Section 2.12(a)
                                                               ---------------
of the Company Disclosure Schedule also sets forth all outstanding offers of
- ----------------------------------
employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

     (b) To the Company's knowledge, no officer, employee or consultant of the Company or any subsidiary is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or any subsidiary or that would interfere with the Company's or any subsidiary's business. To the Company's knowledge, none of the execution, delivery or performance of this Agreement by the Company, nor the carrying on of the Company's or any subsidiary's respective business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or any subsidiary's respective business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     (c) No work stoppage or labor strike against the Company or any subsidiary is pending or, to the Company's knowledge, threatened. Neither the Company nor any subsidiary is involved in or, to the Company's knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, could, individually or in the aggregate, result in any liability to the Company or any subsidiary. Neither the Company nor any subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which could, individually or in the aggregate, directly or indirectly result in any liability to the Company or any subsidiary. To the Company's knowledge, there are no activities or proceedings of any labor union to organize any employees. Neither the Company nor any subsidiary is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any subsidiary.

     SECTION 2.13 Restrictions on Business Activities. There is no agreement or
                  -----------------------------------
judgment, injunction, order or decree binding upon the Company or any subsidiary of the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any subsidiary of the Company, any acquisition of property by the

                     Agreement and Plan of Merger - Page 23

Company or any subsidiary of the Company or the conduct of business by the Company or any subsidiary of the Company as currently conducted or as proposed to be conducted by the Company or any subsidiary of the Company. Without limiting the foregoing, neither the Company nor any subsidiary of the Company has entered into any agreement under which the Company or any subsidiary of the Company is restricted from selling, licensing or otherwise distributing any of its respective products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     SECTION 2.14 Title to Property; Absence of Liens and Encumbrances.
                  ----------------------------------------------------

     (a) Neither the Company nor any subsidiary of the Company owns any real property, nor has ever owned any real property. Section 2.14(a) of the Company
                                                ------------------------------
Disclosure Schedule sets forth a list of all real property currently leased or
- -------------------
subleased by the Company or any subsidiary of the Company, the name of the lessor/sublessor and the date of the lease/sublease and each amendment thereto and with respect to any current lease or sublease, the aggregate annual rent. All such current leases or subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases or subleases, any existing default or event of default with respect to the Company as defined in such leases or subleases (or event which with notice or lapse of time, or both, would constitute a default with respect to the Company). Neither the operations of the Company, nor the operations of any subsidiary of the Company, on such real property, nor to the knowledge of the Company, such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

     (b) The Company and each of the subsidiaries of the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its respective tangible properties and assets, real, personal and mixed, used or held for use in its respective business, free and clear of any Liens, except as reflected in the Audited Financial Statements and such Liens, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     (c) All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company or any subsidiary of the Company are (i) adequate for the conduct of the business of the Company and the subsidiaries of the Company as currently conducted and (ii) in good operating condition, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition has not had and could not be reasonably expected to have a Material Adverse Effect on the Company.

     (d) There are no developments affecting any of the leased or subleased properties listed in Section 2.14(a) of the Company Disclosure Schedule or any
                     --------------------------------------------------
of the Company's properties or assets or, to the knowledge of the Company threatened, which might materially detract from the value of such property or assets, interfere with any present or intended use of any such

                     Agreement and Plan of Merger - Page 24


property or assets or adversely affect the marketability of such properties or assets such as to cause a Material Adverse Effect.

     (e) The equipment owned by the Company and each subsidiary of the Company (other than equipment which does not have in the aggregate a fair market value of $5,000) has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put.

     (f) Neither the Company nor any subsidiary of the Company has sold or otherwise released for distribution any of its respective customer files and other customer information relating to the current and former customers of the Company and the subsidiaries of the Company (the "Company Customer
                                                  ----------------
Information"). Except for information as provided to sales representatives
- -----------
(which information is subject to a customary non-disclosure agreement), no Person other than the Company and the subsidiaries of the Company possesses any claims or rights with respect to use of the Company Customer Information.

     SECTION 2.15 Taxes and Other Returns and Reports.
                  -----------------------------------

     (a) The term "Taxes" as used herein means all federal, state, local and
                   -----
foreign net income, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, and other taxes, customs duties, and other governmental fees, assessments, and charges of any kind whatsoever (including liabilities for Taxes initially asserted against another Person that are incurred or borne as a transferee or successor, or by contract, or otherwise), together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. The term "Tax
                       ---                                                  ---
Returns" as used herein means all returns, declarations, reports, claims for
- -------
refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.
          ----------

     (b) The Company and its subsidiaries have timely filed all Tax Returns required to be filed and have timely paid all Taxes owed (whether or not shown or required to be shown on such Tax Returns). The Company and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to employees, creditors, Stockholders, independent contractors, and other parties. All Tax Returns filed by the Company and its subsidiaries were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and its subsidiaries and any other information required to be shown thereon. None of the Tax Returns filed by the Company or any of its subsidiaries or Taxes payable by the Company or any of its subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company or any of its subsidiaries, threatened. Neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of

                     Agreement and Plan of Merger - Page 25


time within which to file any Tax Return, and neither the Company nor any of its subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company or any of its subsidiaries, as of the date hereof, are set forth in the Financial Statements. None of the Tax Returns filed by the Company or any of its subsidiaries contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

     (c) Neither the Company nor any of its subsidiaries is a party to any Tax sharing agreement or similar arrangement or any indemnification agreement or similar arrangement with respect to Taxes. Neither the Company nor any of its subsidiaries has been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary, or other affiliated group Tax Return for state, local, or foreign Tax purposes (other than a group the common parent of which is the Company), and neither the Company nor any of its subsidiaries has any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), or as a transferee or successor, or by contract, or otherwise. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

     (d) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Neither the Company nor any of its subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and neither the Company nor any of its subsidiaries will be required to make any such adjustment as a result of the transactions set forth in this Agreement. Neither the Company nor any of its subsidiaries has, nor has had, a permanent establishment or other taxable presence in any foreign country, as determined under applicable foreign law or any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Merger Consideration is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the assets of the Company or any of its subsidiaries is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company or any of its subsidiaries directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company or any of its subsidiaries are "tax-exempt use property" within the meaning of Section 168(h) of the Code. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company or any of its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to Tax in that jurisdiction. Neither the Company nor any of its subsidiaries have participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of the Company or any of its subsidiaries is subject to a "substantial risk of forfeiture" within the meaning of Section 83

                     Agreement and Plan of Merger - Page 26


of the Code. Neither the Company nor any of its subsidiaries have filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations, and Section 341(f)(2) does not apply to any of the Company's or any of its subsidiaries' assets.

         (e) Neither the Company nor any of its subsidiaries is, or has been at any time, a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code). Neither the Company nor any of its subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. Neither the Company nor any of its subsidiaries has any net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement). Neither the Company nor any of its subsidiaries has ever been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to,
Section 355 of the Code. Neither the Company nor any of its subsidiaries has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or foreign Tax law. Neither the Company nor any of its subsidiaries has ever been a "personal holding company" within the meaning of Section 542 of the Code. Neither the Company nor any of its subsidiaries owns, directly or indirectly, any interests in an entity that has been or would be treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code or as a "controlled foreign corporation" within the meaning of Section 957 of the Code.

         (f) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of the Company or any of its subsidiaries. The unpaid Taxes of the Company and any of its subsidiaries did not, as of the Company Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with reasonable past custom and practice of the Company and any of its subsidiaries. Neither the Company nor any of its subsidiaries will incur any liability for Taxes from the date of this Agreement through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice, and neither the Company nor any of its subsidiaries will incur any Taxes as a result of the transactions contemplated by this Agreement.
Section 2.15(f) of the Company Disclosure Schedule contains a list of all
- --------------------------------------------------
jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company or any of its subsidiaries. Section 2.15(f) of the Company
                                           ------------------------------
Disclosure Schedule hereto lists all Tax Returns filed with respect to the
- -------------------
Company or any of its subsidiaries for taxable periods ended on or after December 31, 1999. The Company has delivered to Parent correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its subsidiaries since December 31, 1999. Section 2.15(f) of the Company Disclosure
                                      -----------------------------------------
Schedule sets forth the following information with respect to the Company and
- --------
its subsidiaries as of the most recent practicable date: (A) the basis of the Company in its assets; (B) the amount of any

                     Agreement and Plan of Merger - Page 27


net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any of its subsidiaries; and (C) the amount of any deferred gain or loss allocable to the Company or any of its subsidiaries arising out of any deferred intercompany transaction.

         (g) No adjustment relating to any Tax Return filed by the Company or any of its subsidiaries has been proposed formally or informally by any Governmental Entity to the Company or any of its subsidiaries, or any representative thereof which was not resolved more than three years ago to the satisfaction of the relevant Governmental Entity.

         SECTION 2.16 Environmental Matters.
                      ---------------------

         (a) Neither the Company nor any subsidiary of the Company has: (i) operated any underground storage tanks at any property that the Company or any subsidiary of the Company has at any time owned, operated, occupied or leased; or (ii) released any material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding
                                       ------------------
office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the actions of the Company or any subsidiary of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any subsidiary of the Company has at any time owned, operated, occupied or leased.

         (b) Neither the Company nor any subsidiary of the Company has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, nor has the Company or any subsidiary of the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any law, rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         (c) The Company and each of its subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's and the
 ---------------------
subsidiaries Hazardous Material Activities and other businesses of the Company and the subsidiaries as such activities and businesses are currently being conducted.

         (d) No action, proceeding, investigation, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any subsidiary of the Company. The Company is not aware of any fact or

                     Agreement and Plan of Merger - Page 28


circumstance which could reasonably be expected to involve the Company or any subsidiary of the Company in any environmental litigation or impose upon the Company or any subsidiary of the Company any environmental liability.

         SECTION 2.17 Intellectual Property. For the purposes of this Agreement,
                      ---------------------
the following terms have the following definitions:

                  "Intellectual Property" shall mean any or all of the following
                   ---------------------
and all rights in, arising out of, or associated therewith: (i) all United States, and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world;
(viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (ix) all Web addresses, sites and domain names; and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

                  "Commercial Software Rights" shall mean commercially available
                   --------------------------
software programs generally available to the public which have been licensed to the Company or any subsidiary of the Company pursuant to end-user licenses and which are lawfully used in the business of the Company or any subsidiary of the Company but are in no way a component of or incorporated in any products of the Company or any subsidiary of the Company or any related Company Intellectual Property.

                  "Company Intellectual Property" shall mean any Intellectual
                   -----------------------------
Property (other than Commercial Software Rights) that is used in the business of the Company or any subsidiary of the Company as currently conducted and as proposed to be conducted.

                  "Registered Intellectual Property" shall mean all United
                   --------------------------------
States and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) Internet domain name registrations and network number registrations; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public authority.

                     Agreement and Plan of Merger - Page 29


                  "Company Registered Intellectual Property" means all of the
                   ----------------------------------------
Registered Intellectual Property owned by, or filed in the name of, the Company or any subsidiary of the Company.

         (a) Section 2.17(a) of the Company Disclosure Schedule sets forth a
             --------------------------------------------------
complete list of all Company Registered Intellectual Property and specifies the jurisdictions in which such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company or any subsidiary of the Company and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.
Section 2.17(a) of the Company Disclosure Schedule also sets forth a complete
- --------------------------------------------------
list of any requests the Company or any subsidiary of the Company has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made.

         (b) Section 2.17(b) of the Company Disclosure Schedule sets forth a
             --------------------------------------------------
complete list of all licenses, sublicenses and other agreements to which the Company or any subsidiary of the Company is a party and pursuant to which the Company or any subsidiary of the Company has authorized any other Person to use any Company Intellectual Property, and includes the date thereof and identity of all parties thereto.

         (c) Section 2.17(c) of the Company Disclosure Schedule sets forth any
             --------------------------------------------------
agreement pursuant to which a third party, other than its employees (so long as such employees have licensed or transferred any Intellectual Property to the Company), has licensed or transferred any Intellectual Property to the Company or any subsidiary of the Company (other than licenses of Commercial Software Rights) and includes the date thereof and identity of all parties thereto.

         (d) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or any subsidiary of the Company to be in violation or default under any license, sublicense or agreement listed on, or which should be listed on,
Section 2.17(b) of the Company Disclosure Schedule or Section 2.17(c) of the
- --------------------------------------------------    ----------------------
Company Disclosure Schedule, nor entitle any other party to any such license,
- ---------------------------
sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (e) Neither the Company nor any subsidiary of the Company has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof nor does the Company have any knowledge of any such charge or claim or any infringement liability with respect to, or infringement or violation by, the Company or any subsidiary of the Company of any Intellectual Property of another. No Company Intellectual Property or product of the Company or any subsidiary of the Company is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the

                     Agreement and Plan of Merger - Page 30


manufacture, use sale or the licensing of products by the Company or any subsidiary of the Company.

         (f) Each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

         (g) The Company is the sole and exclusive owner of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and neither the Company nor any subsidiary of the Company is contractually obligated to pay any compensation (other than licensing fees and royalties set forth in the applicable license) to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. No Company Intellectual Property is subject to any restrictions with respect to its use, modification or distribution under the terms of the GNU General Public License or other terms that would require the Company to make publicly and freely available any Company Intellectual Property. Neither the Company nor any subsidiary of the Company uses nor is licensed to use, and none of its respective products include or incorporate, any software distributed free of charge on a trial basis for which a paid license would be required. None of the Company's or any subsidiary's products include or incorporate any software whose ownership has been retained by a third party who controls its distribution, modification, performance, display, or other use.

         (h) To the extent that any Company Intellectual Property has been developed or created by a third party for the Company or any subsidiary of the Company, the Company or such subsidiary of the Company has a written agreement with such third party with respect thereto, and the Company or such subsidiary thereby has obtained ownership of, and is the exclusive owner of all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

         (i) Neither the Company nor any subsidiary of the Company has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

         (j) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. Each of the Company and its subsidiaries is in compliance with, and has not breached any term of such contracts, licenses and agreements and, to the Company's knowledge, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and the subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and the subsidiaries would have been able to had the transactions

                     Agreement and Plan of Merger - Page 31

contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any subsidiary of the Company would otherwise be required to pay.

         (k) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any Person, against the Company nor are there any valid grounds for any bona fide claims or infringement liability (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company or any subsidiary of the Company infringes on or misappropriates any Intellectual Property or constitutes unfair competition or trade practices under the laws of any jurisdiction; (ii) against the use by the Company or any subsidiary of the Company of any Intellectual Property used in the business of the Company or any subsidiary of the Company as currently conducted or as proposed to be conducted; or (iii) challenging the ownership by the Company or any subsidiary of the Company, validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, including any employee or former employee of the Company or any subsidiary of the Company.

         (l) Each of the Company and the subsidiaries has taken reasonable steps to protect the Company's and the subsidiaries' respective rights in the Company's and the subsidiaries' respective confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any subsidiary of the Company, and, without limiting the foregoing, the Company and each of the subsidiaries has and enforce a policy requiring each employee and contractor to execute a proprietary information/nondisclosure agreement substantially in the form provided to Parent and all employees and contractors of the Company and the subsidiaries have executed such an agreement.

         (m) None of the Company's nor any subsidiary's professional services agreements with customers, agreements with merchants, agreements with outside consultants for the performance of professional services on the Company's, any subsidiary's or customers' behalf, nor any agreement or license with any end user or reseller of the Company's or any subsidiary's products, confers upon any party other than the Company or any subsidiary of the Company any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.

         (n) Except as set forth on Section 2.17(n) of the Company Disclosure
                                    -----------------------------------------
Schedule, neither the Company nor any subsidiary of the Company has breached or
- --------
violated the terms of any license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company and each of the subsidiaries has a valid right to use such Commercial Software Rights under such licenses and agreements. Neither the Company nor any subsidiary of the Company is nor will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any Person against the Company or any subsidiary of the Company, nor to the knowledge of the Company are there

                     Agreement and Plan of Merger - Page 32

any valid grounds for any bona fide claims (i) to the effect that the use of any product as now used or proposed for use by the Company or any subsidiary of the Company infringes on any Intellectual Property, (ii) against the use by the Company or any subsidiary of the Company of any Company Intellectual Property or
(iii) challenging the validity or effectiveness of any of the rights of the Company or any subsidiary of the Company to use Commercial Software Rights. There is no unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company, any subsidiary of the Company or any employee or, to the Company's knowledge, former employee thereof. No Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any manner the use thereof by the Company or any subsidiary of the Company.

         (o) The Company's software is "Year 2000 Compliant." In this Agreement, "Year 2000 Compliant" means that such software was designed to store four-digit
 -------------------
years and to accurately process (calculate, compare and sequence) date/time data between the twentieth and twenty-first centuries, and, if used in combination with other software, firmware or data, will so accurately process date/time if such other software, firmware or data is Year 2000 Compliant and properly exchanges four-digit date/time data with it.

         SECTION 2.18  Affiliate Agreements. Except as set forth on Section 2.18
                       --------------------                         ------------
of the Company Disclosure Schedule, to the Company's knowledge, no officer,
- ----------------------------------
director or affiliate of the Company or any subsidiary of the Company (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such Persons, or any Person in which any of such Persons has or had an economic interest) has or has had, directly or indirectly, (i) an economic interest in any Person which furnished or sold, or furnishes or sells, services or products that the Company or any subsidiary of the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any subsidiary of the Company, any goods or services or (iii) a beneficial interest in any agreement set forth in Section 2.24 of the Company Disclosure Schedule; provided, that
             -----------------------------------------------  --------
ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18. There are no receivables of the Company or any subsidiary of the Company owing by any director, officer, employee, or consultant to the Company or any subsidiary of the Company (or, to the Company's knowledge, any ancestor, sibling, descendant, or spouse of any such Persons, or any Person in which any of such Persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's or any subsidiary's established employee reimbursement policies and consistent with past practice). To the Company's knowledge, none of the Stockholders of the Company or any subsidiary of the Company has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company or any subsidiary of the Company.

         SECTION 2.19  Insurance. Section 2.19 of the Company Disclosure
                       ---------  --------------------------------------
Schedule sets forth an accurate and complete list of all insurance policies and
- --------
fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each subsidiary of the Company. The Company does not maintain directors and officers insurance. There is no claim by the Company pending under any of such policies or bonds as to

                     Agreement and Plan of Merger - Page 33

which, to the Company's knowledge, coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect. The Company believes that such insurance is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of the Company. The Company does not know of any threatened termination of, or has received written notice of, any premium increase with respect to any of such policies or bonds.

         SECTION 2.20  Accounts Receivable. The accounts receivable of the
                       -------------------
Company at November 30, 2001 as reflected in Section 2.20 of the Company
                                             ---------------------------
Disclosure Schedule, to the extent uncollected on the date hereof and the
- -------------------
accounts receivable reflected on the books of the Company are in all material respects valid and existing and represent monies due, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for receivables not collectible in the ordinary course of business as reflected on Section 2.20 of the Company
                                                ---------------------------
Disclosure Schedule and (subject to the aforesaid reserves) are subject to no
- -------------------
refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

         SECTION 2.21  Brokers. Except as indicated in Section 2.21 of the
                       -------                         -------------------
Company Disclosure Schedule, no broker, finder, financial advisor or investment
- ---------------------------
banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its affiliates.

         SECTION 2.22  Change in Control Payments. Except as indicated on
                       --------------------------
Section 2.22 of the Company Disclosure Schedule, the Company does not have any
- -----------------------------------------------
plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

         SECTION 2.23  Software Revenue Recognition and Research and Development
                       ---------------------------------------------------------
Expenses. The Company recognizes revenue in accordance with the provisions of
- --------
the American Institute of Certified Public Accountants (AICPA) Statement of Position No. 97-2, "Software Revenue Recognition," and Statement of Position No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" and all applicable technical pronouncements relating to software revenue recognition. The Company records its research and development expenses in accordance with Statement of Financial Accounting Standards No. 86 ("FAS 86"). In applying FAS 86, the Company has not capitalized any software
  ------
expenses and the Financial Statements do not include any intangible assets related to intellectual property.

         SECTION 2.24  Contracts.
                       ---------

                     Agreement and Plan of Merger - Page 34

         (a) Except for agreements, contracts, plans, leases, subleases, arrangements or commitments disclosed in Section 2.24 of the Company Disclosure
                                         --------------------------------------
Schedule, neither the Company nor any subsidiary of the Company is a party to or
- --------
subject to (whether written or oral):

              (i)    any collective bargaining agreements;

              (ii) any employment or consulting agreement for aggregate consideration in excess of $50,000, contract or commitment with any officer, director, employee or member of the Company's or any subsidiary's Board of Directors that is not immediately terminable at will by the Company without payment or penalty;

              (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

              (iv) any employment or consulting agreement for aggregate consideration in excess of $50,000 with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company or any subsidiary of the Company;

              (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (vi)   any fidelity or surety bond or completion bond;

              (vii) any lease of personal property having a value individually in excess of $50,000 per annum or which is not cancelable by the Company or a subsidiary of the Company without penalty within ninety (90) days,

              (viii) any agreement of indemnification or guaranty other than customer agreements entered into in the ordinary course of business;

              (ix) any agreement that limits the freedom of the Company or any subsidiary of the Company to compete in any line of business or with any person or in any area or which would so limit the freedom of the Company or any subsidiary of the Company after the Closing Date;

              (x) any agreement relating to capital expenditures and involving future payments in excess of $20,000;

              (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or any subsidiary's business;

              (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof, other than extensions of trade credit on customary terms in customer agreements entered into in the ordinary course of business;

              (xiii) any purchase order or contract involving $50,000 or more;

                     Agreement and Plan of Merger - Page 35

              (xiv)    any construction contracts;

              (xv) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or sales representative agreement;

              (xvi) any agreement pursuant to which the Company or any subsidiary of the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

              (xvii) any original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's or any subsidiary's products or services, or the products or services of any other Person;

              (xviii) any agreement pursuant to which the Company or any subsidiary of the Company has advanced or loaned any amount to any Stockholder of the Company or any subsidiary of the Company or any director, officer, employee, or consultant other than business travel advances in the ordinary course of business consistent with past practice;

              (xix) any client service agreements or customer support agreements; or

              (xx) any other agreement that involves $50,000 or more and is not cancelable by the Company or a subsidiary of the Company without penalty within ninety (90) days and any other agreement that is not cancelable by the Company or a subsidiary of the Company without penalty within one (1) year.

         (b) Each such agreement, contract, plan, lease, sublease, arrangement and commitment disclosed on Section 2.24 of the Company Disclosure Schedule is a
                            -----------------------------------------------
valid and binding agreement of the Company or such subsidiary of the Company and is in full force and effect, and neither the Company, nor, to the knowledge of the Company, any other party thereto is in default under the terms of any such agreement, contract, plan, lease, sublease, arrangement or commitment.

         SECTION 2.25  Significant Customers and Suppliers. Section 2.25 of the
                                                            -------------------
Company Disclosure Schedule identifies each customer that for the fiscal year
- ---------------------------
ended December 31, 2000 and for the year ended December 31, 2001 represented at least 10% of total revenues of the Company for such year or period, as applicable, and each supplier of the Company and each subsidiary of the Company and in the case of each such customer, indicates the amount of earned revenue recognized in accordance with GAAP by the Company and each subsidiary of the Company from such customer for such year or period, as applicable. Except as indicated in Section 2.25 of the Company Disclosure Schedule, no customer or
             -----------------------------------------------
supplier which represented at least 10% of total revenues of the Company or any subsidiary of the Company during the period covered by the Financial Statements or which has been significant to the Company or any subsidiary of the Company thereafter, has, to the Company's knowledge, terminated or materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any subsidiary of the Company, as the case may be.

         SECTION 2.26  Bank Accounts. Section 2.26 of the Company Disclosure
                       -------------  --------------------------------------
Schedule sets forth the names and locations of all banks, trust companies,
- --------
savings and loan associations and other financial institutions at which the Company or any subsidiary of the Company

                     Agreement and Plan of Merger - Page 36

maintains safe deposit boxes or accounts of any nature, the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and the numbers of all such safe deposit boxes or accounts.

          SECTION 2.27 Books and Records.
                       -----------------

          (a) The books, records and accounts of the Company and its subsidiaries (i) are accurate and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the respective assets of the Company and its subsidiaries and (iii) accurately and fairly reflect the basis for the Unaudited Financial Statements.

          (b) The Company and each subsidiary of the Company has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the respective books and records of the Company and the subsidiaries is compared with the existing assets at reasonable intervals in connection with the preparation of annual audits of the Company's financial statements and appropriate action is taken with respect to any differences.

          (c) The respective minute books of the Company and the subsidiaries have been made available to counsel for Parent and are the only minute books of the Company and the subsidiaries and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the respective times of incorporation of the Company and the subsidiaries.

          SECTION 2.28 Product Warranties; Defects; Liabilities. Each product
                       ----------------------------------------
manufactured, sold, licensed, leased or delivered by the Company or any subsidiary of the Company (collectively, the "Company Products") has been in all
                                              ----------------
material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties except as reserved on the Financial Statements. Neither the Company nor any subsidiary of the Company has any liability or obligation for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Section 2.28 of the Company Disclosure Schedule
                              -----------------------------------------------
includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products and copies of the Company's and the subsidiaries' standard forms of Master Sales and Software License Agreement, Maintenance Agreement(s), Professional Services Agreement, Connection Partner Agreement(s), Alliance Agreement, Marketing Agreement, Software License Agreement, Referral Agreement and any other form agreement, which pertains to like subject matter as set forth in the above referenced agreements.

                     Agreement and Plan of Merger - Page 37

          SECTION 2.29 Full Disclosure. No representation or warranty made by
                       ---------------
the Company contained in this Agreement, and no statement contained in any schedule or exhibit hereto or any certificate or document furnished by the Company to Parent or Merger Sub pursuant to the provisions of this Agreement, including the Company Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, not misleading.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 3.1  Organization and Qualification. The Parent is a
                       ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware. Each of Parent and Merger Sub have the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not reasonably be expected to have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.2  Authority. Parent and Merger Sub have all necessary
                       ---------
corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of this Agreement and the Transaction Documents has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that the enforcement hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          SECTION 3.3  No Conflict, Required Filings and Consents.
                       ------------------------------------------

         (a) The execution and delivery of this Agreement and the Transaction Documents by Parent and Merger Sub does not, and the performance of this Agreement and the Transaction

                     Agreement and Plan of Merger - Page 38

Documents by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery by Parent of the Parent Stock will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub, as appropriate, (ii) conflict with or violate any Laws applicable to Parent or Merger Sub or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any of the properties or assets of Parent or Merger Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their properties are bound or affected.

          (b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Florida Merger Documents with the Department of State of the State of Florida, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) filings, consents and approvals of or with the Nasdaq National Market or (iv) such consents, approvals, orders authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

          SECTION 3.4  No Prior Activities. As of the date hereof and the
                       -------------------
Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION 3.5  Issuance of Parent Stock. Upon Parent receiving the
                       ------------------------
consideration for the Parent Stock as provided for and in accordance with this Agreement and the Merger, the Parent Stock will be validly authorized and issued and will be outstanding as fully paid and non-assessable. Based on the representations and warranties of each Preferred Stockholder set forth in such Preferred Stockholder's Accredited Investor Representation Letter, the issuance and sale of the Parent Stock to the Preferred Stockholders as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws.

          SECTION 3.6  SEC Filings. Parent has made available to the Company, or
                       -----------
its legal counsel, true and complete copies of Parent's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and its Current Report on Form 10-K for the fiscal year ended December 31, 2000, in each case as filed with the Securities and Exchange Commission (collectively, the "SEC Filings"). The financial statements and schedules
                    -----------
contained in the SEC Filings were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as specifically disclosed therein and

                     Agreement and Plan of Merger - Page 39

subject, in the case of unaudited statements to normal year-end audit adjustments) and fairly presented the information purported to be shown therein. As of their respective dates, each SEC Filing complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the
                       ------------
Securities and Exchange Commission thereunder, and did not contain any untrue statement of any material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, not misleading.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.1  Conduct of Business by the Company Pending the Merger. The
                      -----------------------------------------------------
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company or its subsidiaries in contemplation of the Merger. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business or any subsidiary of the Company or its business. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) cause or permit any amendments to the Company's Articles of Incorporation or By-laws or any equivalent documents of any subsidiary of the Company;

          (b) (i) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of any class, except repurchases of unvested shares of capital stock at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements;

          (c) (i) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries except for sales of assets in the ordinary course of business and in a manner consistent with past practice, or (ii) transfer to any person or entity any rights to the Company Intellectual Property (other than pursuant to end-user licenses granted to customers of the Company or any subsidiary of the Company in the ordinary course of business);

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, or

                     Agreement and Plan of Merger - Page 40

(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets in excess of $10,000 per transaction and outside of the ordinary course of business; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

          (f) (i) increase or decrease the compensation payable or to become payable to its executive officers or to any of its employees outside the ordinary course of business and such increase being in excess of 10% of any such employee's annual salary for the year ended December 31, 2000, or (ii) grant any options, severance or termination pay to, or enter into any employment, option or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, or (iv) effect or agree to effect, including by way of involuntary termination, any change in the Company's or any subsidiary's directors, officers or key employees;

          (g) (i) take any action to materially change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), or (ii) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iii) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes or otherwise, enter into any closing agreement, settle or compromise any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

          (h) (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice, (ii) forgive any outstanding indebtedness or (iii)

                     Agreement and Plan of Merger - Page 41

commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

          (i) Enter into or amend (except in the ordinary course of business and consistent with past practices) any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any Company Product or amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth in Section 2.24 of the Company Disclosure Schedule; or
                        -----------------------------------------------

          (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (i) above, that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

          SECTION 4.2 No Solicitation.
                      ---------------

          (a) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will not permit its directors, officers, employees, representatives, investment bankers, agents, or affiliates to, directly or indirectly (a) initiate, solicit, encourage or entertain any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any "Acquisition Proposal" (as defined below) by any Person, or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any subsidiary of the Company to, or afford access to the properties, books, or records of the Company or any subsidiary of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any Person (other than Parent and its affiliates, agents, and representatives) for the purpose of making, or take any other action to facilitate the making, of an Acquisition Proposal or inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal; or (c) agree to, approve or recommend any Acquisition Proposal or change, withdraw or modify its position with respect to the Merger.

          (b) For the purposes of this Agreement, "Acquisition Proposal" shall
                                                   --------------------
mean any one of the following (other than the transactions between the Company, Parent and Merger Sub contemplated hereunder) involving the Company or any subsidiary of the Company: (i) a proposal for any transaction pursuant to which any Person or its affiliates (a "Third Party") proposes to acquire beneficial
                                 -----------
ownership of at least ten percent (10%) of the outstanding equity securities of the Company, whether from the Company or pursuant to a tender offer, exchange offer, recapitalization, reorganization or otherwise, (ii) a proposal for any merger, consolidation or other business combination involving the Company pursuant to which any Third Party proposes to acquire beneficial ownership of at least ten percent (10%) of the outstanding equity securities of the Company, or the entity surviving such merger, consolidation or other business combination,
(iii) a proposal for any other transaction or series of related transactions (including any license) pursuant to which any Third Party proposes to acquire control of assets of the Company and its subsidiaries having a fair market value equal to or greater than ten percent (10%) of the fair market value of all of the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                     Agreement and Plan of Merger - Page 42

          (c) The Company will, and will cause its directors, officers, employees, representatives, investment bankers, agents and affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (orally and in writing within 24 hours) (i) notify Parent if it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any Person (other than Parent).

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.1  Reserved.
                       --------

          SECTION 5.2  Stockholder Approval. The Company shall take all action
                       --------------------
as is required by applicable law to convene a meeting of the Stockholders to be held as soon as possible after the date hereof or to obtain the written consent of the Stockholders in accordance with applicable laws for the purpose of obtaining the approval of the Merger, this Agreement, and the transactions contemplated hereby (including but not limited to the amendment to the Company's Articles of Incorporation necessary to reflect the allocation of the Merger Consideration). The Company shall use its best efforts to solicit from all of the Stockholders proxies or written consents in favor of adoption of the Merger, this Agreement and approval of the transactions contemplated hereby, and to take all other action necessary or advisable to secure the vote or consent of Stockholders to obtain such approvals.

          SECTION 5.3  Access to Information; Confidentiality. (a) Upon
                       --------------------------------------
reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), each of Parent and Company shall afford to each other and each of their respective officers, employees, accountants, counsel and other representatives of Parent and the Company, reasonable access to all of its properties, books, contracts, commitments and records and shall furnish promptly to the other all information concerning its business, properties and personnel as such party may reasonably request, and shall make available the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as such party may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. The Company further agrees to furnish to Parent an Ocean Bank Debt calculation two business days prior to the Closing Date, unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company.

                     Agreement and Plan of Merger - Page 43

          (b) The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement dated as of October 13, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue
      -------------------------
in full force and effect in accordance with its terms.

          SECTION 5.4  Consents; Approvals. (a) The Company shall promptly apply
                       -------------------
for or otherwise seek and use best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers, or approvals under any of the agreements set forth in the Company Disclosure Schedule in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All such consents and approvals are set forth in Section 2.5(b) of the Company Disclosure
                                        ----------------------------------------
Schedule.
- --------

          (b) The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, approvals from all Governmental Entities), and the Company and Parent shall make all filings (including, without limitation all filings with any Governmental Entity) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The company and Parent shall furnish promptly all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. If either party receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated hereby, then such party shall take all reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving any Governmental Entity in connection with the transactions contemplated hereby.

          SECTION 5.5  Notification of Certain Matters. The Company shall give
                       -------------------------------
prompt written notice to Parent of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate, or (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
           --------  -------
Section shall not limit or otherwise affect the remedies available hereunder to Parent.

          SECTION 5.6  Further Action. Upon the terms and subject to the
                       --------------
conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company.

                     Agreement and Plan of Merger - Page 44

          SECTION 5.7   Public Announcements. Parent and the Company shall
                        --------------------
consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld.

          SECTION 5.8   Securities Laws. Parent shall take such steps as may be
                        ---------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Stock in connection with the Merger. The Company shall use its best efforts to assist Parent as may be necessary to comply with such securities and blue sky laws.

          SECTION 5.9   Termination of Agreements. Except for the Voting
                        -------------------------
Agreement, the Company shall terminate, or cause to be terminated, to the reasonable satisfaction of Parent, effective immediately prior to the Effective Time, (i) all employment agreements between the Company and any of its employees, and (ii) all agreements with the Company and any of its securityholders or optionholders including without limitation Company Options, or among any Company securityholders or optionholders, providing for the granting of options, registration rights, rights of first refusal, rights of co-sale, board observation, information covenants, or relating to the voting of Company securities or requiring the Company to obtain the consent or approval of any such securityholders prior to taking or failing to take any action and (iii) all agreements set forth on Schedule 5.9 hereof.
                            ------------

          SECTION 5.10  Tax Items. The following provisions shall govern certain
                        ---------
tax matters following the Closing Date:

          (a) All tax sharing agreements or similar agreements with respect to or involving the Company or its subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its subsidiaries shall not be bound thereby or have any liability thereunder.

          (b) The Stockholders shall pay for any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transactions contemplated by this Agreement and any recording or filings fees with respect thereto. If Parent, Merger Sub or the Company or its subsidiaries incurs any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) in connection with the transactions contemplated by this Agreement, Parent, Merger Sub, or the Company or its subsidiaries shall seek reimbursement for such Taxes and fees from the Escrow Account.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

          SECTION 6.1   Conditions to Obligation of Each Party to Effect the
                        ----------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
- ------
subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in

                     Agreement and Plan of Merger - Page 45

effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

          (b)  Governmental Actions. There shall not have been instituted,
               --------------------
pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

          SECTION 6.2   Additional Conditions to Obligations of Parent and
                        --------------------------------------------------
Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and
- ----------
the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Parent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of such time, except for
(i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company;

          (b)  Agreements and Covenants. The Company shall have performed or
               ------------------------
complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company;

          (c)  Consents Obtained. All consents, waivers, approvals,
               -----------------
authorizations or orders required to be obtained and all filings required to be made by the Company or for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

          (d)  Opinion of Counsel to the Company. Parent shall have received an
               ---------------------------------
opinion of White & Case LLP, counsel to the Company, in substantially the form attached hereto as Exhibit 6.2(d);
                   --------------

                     Agreement and Plan of Merger - Page 46

     (e)  Escrow Agreement. The Escrow Agreement in substantially the form
          ----------------
attached hereto as Exhibit 6.2(e) shall have been executed and delivered;
                   --------------

     (f)  Closing Certificates. The Company shall have delivered to Parent (i) a
          --------------------
certificate dated as of the Closing Date and signed by the Secretary of the Company as to the adoption of resolutions on behalf of the Company necessary to authorize the transactions contemplated by this Agreement, (ii) certificates issued by the Department of State of the State of Florida as to the legal existence and good standing of the Company and each of its subsidiaries and
(iii) such other certificates that Parent may reasonably request of the Company, including, without limitation, to the effect that all consents have been duly and validly obtained as of the Closing Date;

     (g)  No Material Adverse Change. Since the date of this Agreement, there
          --------------------------
shall not have occurred any events, occurrences, changes or effects which, individually or in the aggregate, have had a Material Adverse Effect on the Company and its subsidiaries;

     (h)  Approvals of the Company's Stockholders/Accredited Investor
          -----------------------------------------------------------
Representation Letter/Dissenting Shares. The Merger, this Agreement, the Escrow
- ---------------------------------------
Agreement and the transactions contemplated hereby and thereby shall have received the requisite approval of the Stockholders as of the record date set by the Company's Board of Directors for purposes of the Stockholders meeting held to approve the same and Parent shall have received an Accredited Investor Representation Letter from each of the Preferred Stockholders and the Dissenting Shares shall constitute no more than 7.5% of the Shares;

     (i)  Performance of Voting Agreement. All the terms, covenants and
          -------------------------------
conditions of the Voting Agreement to be complied with and performed by certain Stockholders of the Company on or before the Closing Date shall have been fully complied with and performed;

     (j)  Termination of Agreements. All the agreements described in Section 5.9
          -------------------------
and listed on Schedule 5.9 hereof shall have been terminated in their entirety
              ------------

to the satisfaction of Parent;

     (k)  Non-U.S. Real Property Holding Company Certification. On or before the
          ----------------------------------------------------
Closing Date, the Company will either (i) deliver to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent, or (ii) cause each Stockholder to execute and deliver to Parent a properly executed certificate of non-foreign status satisfying the requirements of Section 1.1445-2(b) of the Treasury Regulations. The Company and its subsidiaries shall have delivered to Parent clearance certificates or similar document(s) which may be required by any Governmental Entity to relieve Parent, Merger Sub or the Company of (x) any obligation to withhold Taxes in connection with the transactions contemplated by this Agreement and (y) any liability for Taxes (determined without regard to provisions of this Agreement assigning responsibility therefor) for which relief is available by reason of the filing of an appropriate certificate or other document;

                     Agreement and Plan of Merger - Page 47

     (l)  Stockholder and Optionholder List; Capitalization Table. The Company
          -------------------------------------------------------
shall have delivered to Parent (i) a true and complete list of all holders of shares of capital stock of the Company as of the record date for the Stockholder meeting convened to consider the Merger and this Agreement, certified as of the Closing Date by the Secretary of the Company and (ii) a detailed capitalization table setting forth the capitalization of the Company as of immediately prior to the Effective Time certified as of the Closing Date by the Secretary of the Company;

     (m)  Employee Agreements. (i) Parent shall have received from each Company
          -------------------
employee identified on Schedule 6.2(m)(i), an executed copy of Parent's standard
                       ------------------
Assignment of Developments, Non-Disclosure, Non-Competition and Non-Solicitation Agreement with Parent (or an affiliate of Parent), a form of which is attached hereto as Exhibit 6.2(m)(i); and (ii) Parent shall have received from each
          -----------------
Company employee identified on Schedule 6.2(m)(ii) an executed copy of the
                               -------------------
Severance Agreement and Release, a form of which is attached hereto as Exhibit
                                                                       -------
6.2(m)(ii); and (iii) Parent shall have received from each Company employee
- ----------
identified on Schedule 6.2(m)(iii) an executed copy of the Agreement and Release
              -------------------
and the Employment Agreement, forms of which are attached hereto as Exhibit
                                                                    -------
6.2(m)(iii); and (iv) Parent shall have received from the Company employee
- -----------
identified on Schedule 6.2(m)(iv) an executed copy of the Agreement and Release
              -------------------
and the Employment Agreement, forms of which are attached hereto as Exhibit
                                                                    -------
6.2(m)(iv).
- ----------

     (n)  Registration Rights Agreement. The Registration Rights Agreement shall
          -----------------------------
have been executed and delivered by each Preferred Stockholder;

     (o)  Liability Limit. The Company's Ocean Bank Debt shall not have exceeded
          ---------------
the Liability Limit and the Company's Chief Executive Officer and the Chief Financial Officer shall deliver a certificate certifying as to this fact and the calculations to support this fact;

     (p)  Stockholder Expenses. All Stockholder Expenses shall be paid to the
          --------------------
satisfaction of Parent at Closing;

     (q)  Termination of 401(k) Plan. The Company's Board of Directors will have
          --------------------------
passed and not rescinded resolutions satisfactory to the Parent's legal counsel effectively terminating the Company's 401(k) Plan immediately prior to the Closing Date;

     (r)  Corporation Proceedings Satisfactory. All corporate proceedings to be
          ------------------------------------
taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Parent and its legal counsel, and Parent and its legal counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

     (s)  Resignations. The Company will deliver to Parent the resignations of
          ------------
all officers and directors of the Company from their positions with the Company, in each case effective as of the Effective Time;

     (t)  Releases. Parent shall have received from each of Advent International
          --------
Corporation (and its affiliates), H.I.G. (and its

                     Agreement and Plan of Merger - Page 48

affiliates) and North Hill Ventures (and its affiliates) an executed release in a form reasonably acceptable to Parent, releasing the Company (and its affiliates and subsidiaries), Alexander Tellez and Jose Villena of any and all claims with respect to their investment in the Company prior to the Closing Date; and

     (u)  Working Capital Deficiency. The Working Capital Deficiency shall be no
          --------------------------
more than $100,000 and the Company's Chief Executive Officer and the Chief Financial Officer shall deliver a certificate certifying as to this fact and the calculations to support this fact.

     SECTION 6.3  Additional Conditions to Obligation of the Company. The
                  --------------------------------------------------
obligation of Company to effect the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Company:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date);

     (b)  Agreements and Covenants. Parent and Merger Sub shall have performed
          ------------------------
or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent;

     (c)  Opinion of Counsel to Parent. The Company shall have received an
          ----------------------------
opinion of Testa, Hurwitz, & Thibeault, LLP, counsel to Parent, in substantially the form attached hereto as Exhibit 6.3(c);
                            --------------

     (d)  Escrow Agreement. The Escrow Agreement shall have been executed and
          ----------------
delivered by Parent;

     (e)  Registration Rights Agreement. The Registration Rights Agreement shall
          -----------------------------
have been executed and delivered by Parent; and

     (f)  Agreement Release and the Employment Agreement with Mr. Tellez. The
          --------------------------------------------------------------
Agreement and Release and the Employment Agreement with Alexander Tellez shall have been executed and delivered by Parent.

                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1  Termination. This Agreement may be terminated and the Merger
                  -----------
abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Stockholders:

     (a) by mutual written consent duly authorized by the Board of Directors of the Company and by the Parent;

                     Agreement and Plan of Merger - Page 49

     (b) by either Parent or the Company if (i) the Effective Time has not occurred by April 30, 2002 (the "Termination Date"); provided, however, that the
                                 ----------------    --------  -------
right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement, (ii) there shall be a final nonappealable order, decree or ruling of a Governmental Entity having jurisdiction in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger by any Governmental Entity which makes consummation of the Merger illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

     (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company in a manner causing the conditions set forth in Sections 6.2(a) or 6.2(b) hereof, as the case may be, not to be satisfied and such breach shall not have been cured within thirty (30) days of receipt by Company of written notice of such breach;

     (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub in a manner causing the conditions set forth in Sections 6.3(a) or 6.3(b) hereof, as the case may be, not to be satisfied and such breach shall not have been cured within thirty (30) days of receipt by Parent of written notice of such breach;

     (f) by Parent, in the event of a material breach of the Voting Agreement by any other party to such agreement;

     (g)  by Parent, if the Company or any other person or entity described in
Section 4.2 hereof shall participate in discussions or negotiations, or take any other action, in breach of Section 4.2 hereof;

     (h) by Parent if the Board of Directors of the Company withdraws or adversely modifies its approval and recommendation of this Agreement, the Escrow Agreement, Merger and the transactions contemplated hereby and thereby; or

     (i) by either Parent or the Company if the Stockholders fail to approve of this Agreement, the Escrow Agreement, the Merger and the transactions contemplated hereby and thereby.

                     Agreement and Plan of Merger - Page 50

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     SECTION 7.2  Effect of Termination. In the event of termination of this
                  ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, security holders or affiliates, except as provided in Section 7.3 and/or except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement involving fraud, intentional misrepresentation or willful misconduct; provided that the provisions of this Section 7.2 and Section 7.3 shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 7.3  Expenses and Termination Fees.
                  -----------------------------

     (a) Subject to Sections 7.3(b) and 7.3(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, related agreements and documents and the transactions contemplated hereby and thereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however,
                                                            --------  -------
in the event that the Merger is consummated, the Stockholders shall be responsible for the legal, investment banking, financial advisory, accounting and other fees and expenses of the Company (including those items and amounts listed on Schedule 7.3(a)) with respect to the transactions contemplated by this
          ---------------
Agreement (such expenses described in this proviso are collectively referred to as the "Stockholder Expenses"). The Stockholder Expenses shall be offset against
        --------------------
the Aggregate Closing Date Cash Consideration in accordance with Section 1.6 hereof.

     (b) In the event that this Agreement shall be terminated (1) by Parent pursuant to Sections 7.1(d), 7.1(f), 7.1(g), 7.1(h) or 7.1(i) or (2) by either party pursuant to Section 7.1(b)(i) after an Acquisition Proposal has been made to the Company or to the Stockholders generally or otherwise has become publicly known, then, in any such event, in addition to any other remedies Parent may have, Company shall pay to Parent an amount equal to the sum of (x) $650,000 plus (y) Parent's and Merger Sub's reasonable costs and expenses up to
- ----
$1,000,000 associated with this Agreement, the Merger and the transactions contemplated by this Agreement including, without limitation, fees and expenses of Parent's accountants, legal counsel and investment bankers (the sum of (x) and (y) are collectively referred to as "Parent's Termination Fee"). Parent's
                                         ------------------------
Termination Fee shall be due and payable in full upon termination of this Agreement. Company's payment of Parent's Termination Fee shall be made by wire transfer of same-day funds to an account specified by Parent.

     (c) In the event that this Agreement shall be terminated by the Company pursuant to Section 7.1(e), then, in any such event, in addition to any other remedies the Company may have, Parent shall pay to the Company an amount equal to the sum of (x) $650,000 plus (y) the Company's reasonable costs and expenses
                           ----
up to $1,000,000 associated with this Agreement, the Merger and the transactions contemplated by this Agreement including, without limitation, fees

                    Agreemeant and Plan of Merger - Page 51

and expenses of the Company's accountants, legal counsel and investment bankers (the sum of (x) and (y) are collectively referred to as "Company's Termination
                                                         ---------------------
Fee"). Company's Termination Fee shall be due and payable in full upon
- ---
termination of this Agreement. Parent's payment of Company's Termination Fee shall be made by wire transfer of same-day funds to an account specified by the Company.

         (d) The Company and Parent acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would enter into this Agreement; accordingly, if either of the Company or Parent fails promptly to pay the amounts due pursuant to this Section 7.3 and, in order to obtain such payment, the other party commences a suit which results in a judgment or settlement for the fees set forth in this Section 7.3, the liable party shall pay to the party commencing such suit its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

         SECTION 8.1 Survival. The covenants, agreements, representations and
                     --------
warranties of the parties hereto contained in this Agreement, the Transaction Documents or any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and shall remain operative and in full force and effect until 5:00 p.m., Boston time, on the date which is the one year anniversary of the Closing Date (the "Expiration Date"),
                                                            ---------------
except as to matters as to which an indemnified party has made a claim for indemnity or given a Notice of Claim (as defined below) on or prior to the Expiration Date, which matters shall survive the expiration of such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them during any investigation, examination or otherwise.

         SECTION 8.2 Indemnification by Company Stockholders. As an integral
                     ---------------------------------------
term of the Merger, the Stockholders, by virtue of their approval of the Merger, shall severally, and not jointly, indemnify (subject to Section 8.5 hereof), defend and hold harmless Parent, Merger Sub, the Surviving Corporation, and each of their respective affiliates and subsidiaries, from and against any claims, damages, actions, suits, proceedings, demands, assessments, adjustments, Taxes (including Taxes on indemnity payments), losses, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys' fees in connection with any of the foregoing) (collectively, "Losses") incurred or
                                                         ------
suffered by Parent, Merger Sub, the Surviving Corporation or any of their respective affiliates and subsidiaries caused by, resulting from or arising out of:

                    Agreemeant and Plan of Merger - Page 52

     (i) (a) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement, the Transaction Documents or any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith, or (b) any and all claims, allegations, actions, suits, litigations, arbitrations or proceedings by third parties that if assumed to be true or determined in favor of such third party would constitute an indemnifiable claim under the immediately preceding clause (a);

     (ii) (a) any failure by the Company to perform any of its obligations or covenants set forth in this Agreement, the Transaction Documents or any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith, or (b) any and all claims, allegations, actions, suits, litigations, arbitrations or proceedings by third parties that if assumed to be true or determined in favor of such third party would constitute an indemnifiable claim under the immediately preceding clause (a);

     (iii) any Tax liability, or asserted liability, of the Company or its subsidiaries attributable to periods (or any portion thereof) ending on or prior to the Closing Date;

     (iv) any claims of patent infringement relating to patents owned by eShare Technologies (and its successors and assigns) accruing or arising from activities, events or circumstances occurring on or before the Closing Date;

     (v) any claims of patent infringement relating to patents owned by Rockwell International (and its successors and assigns) accruing or arising from activities, events or circumstances occurring on or before the Closing Date;

     (vi) any claims brought by Velocitel Inc., as a subtenant of the Company occupying 8,200 square feet located on the third floor of Westside Plaza II, 8300 N.W. 33rd Street, Suite 300, Miami, Florida 33166, including claims relating to the lost or stolen property, accruing or arising from activities, events or circumstances occurring on or before the Closing Date;

     (vii) any claims relating to decreases of salaries or wages and/or salary or wage deferrals accruing or arising from activities, events or circumstances occurring on or before the Closing Date except to the extent such amounts have been included in Net Working Capital;

     (viii) any claims relating to the Company's repurchase of Common Stock or cancellation of Stockholder indebtedness accruing or arising from activities, events or circumstances occurring on or before the Closing Date;

     (ix) any claims relating to any reduction in force of Employees accruing or arising from activities, events or circumstances occurring on or before the Closing Date;

     (x) any claims relating to the Company's repurchase, redemption, cancellation or termination of outstanding Company Options and the other securities described in Section 1.12 hereof; and

                    Agreemeant and Plan of Merger - Page 53

          (xi) any claims relating to, asserted in or contemplated by the letter dated December 18, 2001 from Hutchins, Wheeler & Dittmar to Alexander Tellez and Jose Villena.

         SECTION 8.3 Indemnification by Parent. Parent hereby agrees to
                     -------------------------
indemnify the Stockholders against and agrees to hold each of them harmless from any and all Losses incurred or suffered by the Stockholders arising out of (i) any inaccuracy in or breach of any representation or warranty of Parent set forth in this Agreement, the Transaction Documents to which Parent is a party or any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith, or (ii) any failure by Parent to perform any of its obligations or covenants set forth in this Agreement, the Transaction Documents to which Parent is a party or any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith.

         SECTION 8.4 Procedures. (a) The party seeking indemnification under
                     ----------
this Article VIII (the "Indemnified Party") agrees to give prompt notice (the
                        -----------------
"Notice of Claim") to the party from whom indemnification is sought (the
 ---------------
"Indemnifying Party") of the assertion of any claim by the Indemnified Party, or
 ------------------
the commencement of any suit, action or proceeding or the assertion of any claim by a third party in respect of which indemnity may be sought under this Article VIII; provided, however, that no delay on the part of the Indemnified Party in
      --------  -------
notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party clearly demonstrates that the defense of any third party suit, action or proceeding has been materially prejudiced by the Indemnified Party's failure to give such notice.

         (b) If such Notice of Claim relates to a suit, action or proceeding by a third party, the Indemnifying Party may upon written notice given to the Indemnified Party within twenty (20) days of the receipt by the Indemnifying Party of such Notice of Claim, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall have the right to control such defense. The party not controlling such defense may participate therein at its own expense; provided
                                                                     --------
that, if the Indemnifying Party assumes control of such defense and there exists
- ----
a conflict of interest between the interests of the Indemnifying Party and those of Indemnified Party with respect to such claim, the Indemnified Party may retain counsel satisfactory to it and the reasonable fees and expenses of counsel to the Indemnified Party shall be considered Losses for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Indemnified Party determines in its reasonable judgment that there is a probability that a claim, suit, action or proceeding may materially adversely affect (it being understood by the parties hereto that any action relating to Taxes shall be deemed to "materially adversely affect") it or its rights under this Agreement other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then the Indemnified Party may, by written notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such claim and the reasonable fees and expenses of counsel shall be considered Losses for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

                    Agreemeant and Plan of Merger - Page 54

         (c) Neither the Indemnifying Party nor the Indemnified Party shall agree to any settlement of any action, suit or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. For purposes hereof, a party's withholding of its consent to any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the other party of a complete irrevocable release from all liability in respect to such claim or litigation or which requires action (or limits action) other than the payment of money that would be considered to be Losses under this Agreement shall be deemed to be reasonable.

         SECTION 8.5 Limitation of Indemnification.
                     -----------------------------

         (a) Upon consummation of the Merger, Parent and Surviving Corporation shall be entitled to satisfy claims for indemnification pursuant to this Article VIII or otherwise solely from the Escrow Funds. The procedure for payments from the Escrow Funds shall be governed by the Escrow Agreement.

         (b) Notwithstanding anything to the contrary in this Agreement, in the event of any claim for indemnification pursuant to Sections 8.2 or 8.3 above, the Indemnified Party shall be entitled to indemnification only to the extent that the aggregate amount for which it would otherwise be liable on account thereof exceeds in the aggregate $125,000.

         (c) Parent's and Merger Sub's aggregate liability for claims by the Company pursuant to the indemnification obligations set forth in this Article VIII shall not exceed $500,000.

         (d) Notwithstanding the foregoing, this Agreement will not act as a limitation on the obligations of any Stockholder of the Company for indemnifiable amounts arising out of criminal activity or fraud or willful misstatements or omissions by the Company or such person.

         SECTION 8.6 No Contribution. By their approval of this Agreement, the
                     ---------------
Stockholders acknowledge and agree that they shall not have and shall not exercise or assert any right of contribution, indemnification, subrogation or other remedy or right against the Surviving Corporation in connection with any indemnification obligation or other liability to which they may become subject under or in connection with this Agreement, the Voting Agreement, the Transaction Documents or any certificate or other document delivered in connection herewith or therewith.

         SECTION 8.7 Remedies Available. Except for remedies that cannot be
                     ------------------
waived as a matter of law, the remedies set forth in this Article VIII shall be the sole and exclusive remedies of the parties hereto under this Agreement and the Transaction Documents, from and after the Closing Date with respect to any indemnifiable claim under Sections 8.2 and 8.3 above; provided, however, that
                                                      --------  -------
nothing set forth in this sentence shall limit or impair the rights and remedies that any party hereto may have for equitable relief or specific performance. Notwithstanding anything in this Agreement to the contrary, the limitations set forth in this Article VIII shall apply only with respect to post-Merger indemnification obligations and shall not limit the rights of the parties hereto under this Article VIII if the Merger does not occur.

                    Agreemeant and Plan of Merger - Page 55

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Notices. All notices and other communications given or made
                     -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with acknowledgement of complete transmission, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Parent or Merger Sub:

                           Davox Corporation
                           6 Technology Park Drive
                           Westford, MA  01886
                           Telephone No.:  (978) 952-0200
                           Telecopier No.:  (978) 952-0795
                           Attention:  Chief Financial Officer & General Counsel

                  with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA 02110
                           Telephone No.:  (617) 248-7463
                           Telecopier No.:  (617) 248-7100
                           Attention:  John M. Mutkoski

         (b)      If to the Company:

                           CellIt, Inc.
                           8300 N.W. 33rd Street, Suite 200
                           Miami, FL  33122
                           Telephone No.:  (305) 436-2300
                           Telecopier No.:  (305) 639-2222
                           Attention:  President

                    Agreemeant and Plan of Merger - Page 56

                  with a copy to:

                           White & Case LLP
                           200 S. Biscayne Blvd.
                           49th Floor
                           Miami, FL  33131
                           Telephone No.:  (305) 371-2700
                           Telecopier No.:  (305) 358-5744
                           Attention:   Jorge L. Freeland, Esq.

         SECTION 9.2 Amendment. Except as otherwise required by applicable law,
                     ---------
prior to the Effective Time, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the parties hereto. Except as otherwise required by law, after the Effective Time, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the Parent and by either the Stockholder Representative or former Stockholders of the Company owning at least 51% in voting power of the outstanding Shares immediately prior to the Effective Time, voting together a single class with each share of Preferred Stock voting on an as-if converted basis.

         SECTION 9.3 Extension and Waiver. At any time prior to the Effective
                     --------------------
Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.4 Failure or Indulgence Not Waiver, Remedies Cumulative. No
                     -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.5 Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to replace such term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term or provision.

                    Agreemeant and Plan of Merger - Page 57

         SECTION 9.6 Entire Agreement. Except for the Confidentiality Agreement,
                     ----------------
this Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, undertakings and negotiations, both written and oral, among the parties with respect to the subject matter hereof including, without limitation, the exclusivity letter agreement between Parent and the Company dated December 14, 2001.

         SECTION 9.7 Assignment. This Agreement shall not be assigned by
                     ----------
operation of law or otherwise except with the written consent of each of the other parties hereto; provided, however, that notwithstanding the foregoing, Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate thereof so long as Parent remains liable for its obligations hereunder.

         SECTION 9.8 Parties in Interest. This Agreement shall be binding upon
                     -------------------
and inure solely to the benefit of each party hereto and the Stockholder Representative in the performance of her duties hereunder, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9 Counterparts; Facsimile Execution. This Agreement may be
                     ---------------------------------
signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by any party by facsimile signature.

         SECTION 9.10 Governing Law. This Agreement shall be governed by, and
                      -------------
construed in accordance with, the internal laws of the State of Delaware without regard to the conflict of law rules of such state.

         SECTION 9.11 Forum. For the purposes of establishing the parties'
                      -----
rights hereunder, each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts located in the City of Boston and of the courts of the United States of America located in the City of Boston in connection with any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against any party in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the Commonwealth of Massachusetts located in the City of Boston and of the courts of the United States of America located in the City of Boston, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                    Agreemeant and Plan of Merger - Page 58

     SECTION 9.12 Interpretation. The words "include," "includes" and
                  --------------             --------   --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "Person"
                                                                      ------
means any individual, corporation, partnership, association, trust, limited liability company or partnership, unincorporated organization, joint venture, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         SECTION 9.13 Rules of Construction. The parties hereto agree that they
                      ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         SECTION 9.14 Specific Performance. The parties hereto agree that
                      --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Left Intentionally Blank]

                 Signature Page to Agreement and Plan of Merger


         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                DAVOX CORPORATION

                        By: /s/ Michael J. Provenzano, III
                           ----------------------------------
                           Name:  Michael J. Provenzano, III
                           Title: Vice President, Finance and
                                  Chief Financial Officer



                              AP ACQUISITION CORP.

                        By: /s/ Michael J. Provenzano, III
                           ----------------------------------
                           Name:  Michael J. Provenzano, III
                           Title: Vice President, Finance and
                                    Chief Financial Officer




                           CELLIT, INC.

                        By: /s/ Alexander Tellez
                           ---------------------------------
                           Name:  Alexander Tellez
                           Title: President and Chief Executive Officer

The following Exhibits and Schedules to the Agreement and Plan of Merger have been Omitted in Accordance with Item 601(b)(2) of Regulation S-K:

Exhibits
- --------

Exhibit 1.2A           Form of Articles of Merger
Exhibit 1.2B           Form of Plan of Merger
Exhibit 1.2C           Form of Certificate of Merger
Exhibit 1.7(h)         Form of Accredited Investor Representation Letter
Exhibit 1.13           Form of Voting Agreement
Exhibit 6.2(d)         Form of Opinion of Company Counsel
Exhibit 6.2(e)         Form of Escrow Agreement
Exhibit 6.2(m)(i)      Form of Assignment of Developments, Non-Disclosure,
                       Non-Competition and Non-Solicitation Agreement
Exhibit 6.2(m)(ii)     Form of Agreement and Release
Exhibit 6.2(m)(iii)    Form of Agreement and Release and Form of Employment
                       Agreement
Exhibit 6.2(m)(iv)     Form of Agreement and Release and Form of Employment
                       Agreement
Exhibit 6.3(c)         Form of Opinion of Counsel to Parent


Schedules
- ---------

Company Disclosure Schedule

Schedule 1.6(d)        Liquidation Percentages
Schedule 1.7(b)        Deferred Common Holder Payments
Schedule 5.9           Agreements to be Terminated
Schedule 6.2(m)(i)     Individuals signing Assignment of Developments,
                       Non-Disclosure, Non-Competition and Non-Solicitation
                       Agreements
Schedule 6.2(m)(ii)    Individuals signing the Agreement and Release
Schedule 6.2(m)(iii)   Individuals signing the Agreement and Release and the
                       Employment Agreement
Schedule 6.2(m)(iv)    Individual signing the Agreement and Release and the
                       Employment Agreement
Schedule 7.3(a)        Stockholder Expenses


Davox Corporation will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Davox Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.